
                           REVOLVING CREDIT AGREEMENT



                            dated as of June 15, 1998



                                      among



                                  ANACOMP, INC.



   BANKBOSTON, N.A. and the other lending institutions set forth on Schedule 1 hereto



                                       and



                           BANKBOSTON, N.A., as Agent



                                      with



               BANCBOSTON SECURITIES INC. having acted as Arranger


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                                TABLE OF CONTENTS
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
1. DEFINITIONS AND RULES OF INTERPRETATION.......................................1
   1.1.   Definitions............................................................1
   1.2.   Rules of Interpretation...............................................17
2. THE REVOLVING CREDIT FACILITY................................................18
   2.1.   Commitment to Lend....................................................18
   2.2.   Commitment Fee........................................................19
   2.3.   Reduction of Total Commitment.........................................19
   2.4.   The Revolving Credit Notes............................................19
   2.5.   Interest on Revolving Credit Loans....................................20
   2.6.   Requests for Revolving Credit Loans...................................20
   2.7.   Conversion Options....................................................21
          2.7.1.  Conversion to Different Type of Revolving Credit Loan.........21
          2.7.2.  Continuation of Type of Revolving Credit Loan.................21
          2.7.3.  Eurocurrency Rate Loans.......................................22
   2.8.   Funds for Revolving Credit Loan.......................................22
          2.8.1.  Funding Procedures............................................22
          2.8.2.  Advances by Agent.............................................22
   2.9.   Optional Currencies...................................................23
          2.9.1.  Request for Optional Currency.................................23
          2.9.2.  Exchange Rate.................................................24
          2.9.3.  Multiple Denominations........................................24
          2.9.4.  Repayment.....................................................24
          2.9.5.  Funding.......................................................25
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.....................................25
    3.1.   Maturity.............................................................25
    3.2.   Mandatory Repayments of Revolving Credit Loans.......................25
    3.3.   Optional Repayments of Revolving Credit Loans........................26
4.  LETTERS OF CREDIT...........................................................26
    4.1.   Letter of Credit Commitments.........................................26
           4.1.1.  Commitment to Issue Letters of Credit........................26
           4.1.2.  Letter of Credit Applications................................27
           4.1.3.  Terms of Letters of Credit...................................27
           4.1.4.  Reimbursement Obligations of Banks...........................27
           4.1.5.  Participations of Banks......................................27
    4.2.   Reimbursement Obligation of the Borrower.............................27
    4.3.   Letter of Credit Payments.  .........................................28
    4.4.   Obligations Absolute.................................................29
    4.5.   Reliance by Issuer...................................................29
    4.6.   Letter of Credit Fee.................................................30
5.  CERTAIN GENERAL PROVISIONS..................................................30
    5.1.   Closing Fee..........................................................30
    5.2.   Agent's Fee..........................................................30
    5.3.   Funds for Payments...................................................30

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                                       ii


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
           5.3.1.  Payments to Agent............................................30
           5.3.2.  No Offset, etc...............................................31
    5.4.   Computations.........................................................31
    5.5.   Inability to Determine Eurocurrency Rate.............................31
    5.6.   Illegality...........................................................32
    5.7.   Additional Costs, etc................................................32
    5.8.   Capital Adequacy.....................................................33
    5.9.   Certificate..........................................................34
    5.10.  Indemnity............................................................34
    5.11.  Interest After Default...............................................35
           5.11.1.  Overdue Amounts.............................................35
           5.11.2.  Amounts Not Overdue.........................................35
6.  COLLATERAL SECURITY AND GUARANTIES..........................................35
    6.1.   Security of Borrower.................................................35
    6.2.   Guaranties and Security of Subsidiaries..............................35
7.  REPRESENTATIONS AND WARRANTIES..............................................35
    7.1.   Corporate Authority..................................................36
           7.1.1.  Incorporation; Good Standing.................................36
           7.1.2.  Authorization................................................36
           7.1.3.  Enforceability...............................................36
    7.2.   Governmental Approvals...............................................36
    7.3.   Title to Properties; Leases..........................................37
    7.4.   Financial Statements and Projections.................................37
           7.4.1.  Fiscal Year..................................................37
           7.4.2.  Financial Statements.........................................37
           7.4.3.  Projections..................................................37
           7.4.4.  Solvency.....................................................38
    7.5.   No Material Changes, etc.............................................38
    7.6.   Franchises, Patents, Copyrights, etc.................................38
    7.7.   Litigation...........................................................38
    7.8.   No Materially Adverse Contracts, etc.................................38
    7.9.   Compliance with Other Instruments, Laws, etc.........................39
    7.10.  Tax Status...........................................................39
    7.11.  No Event of Default..................................................39
    7.12.  Holding Company and Investment Company Acts..........................39
    7.13.  Absence of Financing Statements, etc.................................39
    7.14.  Perfection of Security Interest......................................39
    7.15.  Certain Transactions.................................................40
    7.16.  Employee Benefit Plans...............................................40
           7.16.1.  In General..................................................40
           7.16.2.  Terminability of Welfare Plans..............................40
           7.16.3.  Guaranteed Pension Plans....................................40
           7.16.4.  Multiemployer Plans.........................................41
    7.17.  Use of Proceeds......................................................41
           7.17.1.  General.....................................................41
           7.17.2.  Regulations U and X.........................................41


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                                      iii

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


           7.17.3.  Ineligible Securities.......................................41
    7.18.  Environmental Compliance.............................................42
    7.19.  Subsidiaries, etc....................................................43
    7.20.  Bank Accounts........................................................43
    7.21.  Disclosure...........................................................43
    7.22.  Status of Loans as Senior Debt.......................................44
    7.23.  Subordinated Debt Documents..........................................44
    7.24.  Designation of Senior Debt...........................................44
    7.25.  No Withholding.......................................................44
    7.26.  No Filings Required..................................................44
    7.27.  Chief Executive Office...............................................45
    7.28.  Delivery of Certain Documents........................................45
    7.29.  Insurance............................................................45
    7.30.  Year 2000 Problem....................................................45
8.  AFFIRMATIVE COVENANTS OF THE BORROWER.......................................45
    8.1.   Punctual Payment.....................................................45
    8.2.   Maintenance of Office................................................46
    8.3.   Records and Accounts.................................................46
    8.4.   Financial Statements, Certificates and Information...................46
    8.5.   Notices..............................................................47
           8.5.1.  Defaults.....................................................47
           8.5.2.  Environmental Events.........................................48
           8.5.3.  Notification of Claim against Collateral.....................48
           8.5.4.  Notice of Litigation and Judgments...........................48
    8.6.   Corporate Existence; Maintenance of Properties.......................48
    8.7.   Insurance............................................................49
    8.8.   Taxes................................................................49
    8.9.   Inspection of Properties and Books, etc..............................49
           8.9.1.  General......................................................49
           8.9.2.  Appraisals...................................................49
           8.9.3.  Communications with Accountants..............................50
    8.10.  Compliance with Laws, Contracts, Licenses, and Permits...............50
    8.11.  Employee Benefit Plans...............................................50
    8.12.  Use of Proceeds......................................................50
    8.13.  Fair Labor Standards Act.............................................51
    8.14.  Guarantors...........................................................51
    8.15.  Subordinated Guarantees..............................................51
    8.16.  Status of Loans as Senior Debt.......................................51
    8.17.  Additional Subsidiaries..............................................52
    8.18.  Interest Rate Protection.............................................52
    8.19.  Further Assurances...................................................52
9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER..................................52
    9.1.   Restrictions on Indebtedness.........................................52
    9.2.   Restrictions on Liens................................................53
    9.3.   Restrictions on Investments..........................................54
    9.4.   Distributions........................................................55

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                                TABLE OF CONTENTS
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
    9.5.   Merger, Consolidation and Disposition of Assets......................55
           9.5.1.  Mergers and Acquisitions.....................................55
           9.5.2.  Disposition of Assets........................................57
    9.6.   Sale and Leaseback...................................................58
    9.7.   Compliance with Environmental Laws...................................58
    9.8.   Subordinated Debt....................................................58
    9.9.   Employee Benefit Plans...............................................58
    9.10.  Business Activities..................................................59
    9.11.  Fiscal Year..........................................................59
    9.12.  Transactions with Affiliates.........................................59
    9.13.  Modification of Documents and Charter................................59
    9.14.  Upstream Limitations.................................................60
    9.15.  Inconsistent Agreements..............................................60
    9.16.  Senior Debt..........................................................60
    9.17.  Limitations on Foreign Exchange Arrangements.........................60
10. FINANCIAL COVENANTS OF THE BORROWER.........................................60
    10.1.  Leverage Ratio.......................................................60
    10.2.  Interest Coverage Ratio..............................................61
    10.3.  Minimum EBITDA.......................................................61
    10.4.  Capital Expenditures.................................................61
11. CLOSING CONDITIONS..........................................................61
    11.1.  Loan Documents etc...................................................61
           11.1.1.  Loan Documents..............................................61
           11.1.2.  Subordinated Debt Documents.................................61
    11.2.  Certified Copies of Charter Documents................................61
    11.3.  Corporate, Action....................................................61
    11.4.  Incumbency Certificate...............................................62
    11.5.  Validity of Liens....................................................62
    11.6.  Perfection Certificates and UCC Search Results.......................62
    11.7.  Landlord Consents....................................................62
    11.8.  Certificates of Insurance............................................62
    11.9.  Solvency Certificate.................................................62
    11.10. Opinion of Counsel...................................................62
    11.11. Payment of Fees......................................................62
    11.12. Payoff Letter........................................................63
    11.13. Disbursement Instructions............................................63
    11.14. Consents and Approvals...............................................63
    11.15. Designation of Agent as Trustee......................................63
    11.16. Receipt of Audited Financial Information.............................63
    11.17. Relocation Cost Analysis.............................................63
12. CONDITIONS TO ALL BORROWINGS................................................63
    12.1.  Representations True; No Event of Default............................63
    12.2.  No Legal Impediment..................................................64
    12.3.  Governmental Regulation..............................................64
    12.4.  Proceedings and Documents............................................64
    12.5.  Exchange Limitations.................................................64

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                                TABLE OF CONTENTS
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
    12.6.  Incurrence Test......................................................64
13. EVENTS OF DEFAULT; ACCELERATION; ETC........................................64
    13.1.  Events of Default and Acceleration...................................64
    13.2.  Termination of Commitments...........................................68
    13.3.  Remedies.............................................................68
    13.4.  Exchange Rate........................................................69
    13.5.  Distribution of Collateral Proceeds..................................69
14. SETOFF......................................................................70
15. THE AGENT...................................................................71
    15.1.  Authorization........................................................71
    15.2.  Employees and Agents.................................................72
    15.3.  No Liability.........................................................72
    15.4.  No Representations...................................................72
           15.4.1.  General.....................................................72
           15.4.2.  Closing Documentation, etc..................................73
    15.5.  Payments.............................................................73
           15.5.1.  Payments to Agent...........................................73
           15.5.2.  Distribution by Agent.......................................73
           15.5.3.  Delinquent Banks............................................73
    15.6.  Holders of Revolving Credit Notes....................................74
    15.7.  Indemnity............................................................74
    15.8.  Agent as Bank........................................................74
    15.9.  Resignation..........................................................74
    15.10. Notification of Defaults and Events of Default.......................75
    15.11. Duties in the Case of Enforcement....................................75
16. EXPENSES AND INDEMNIFICATION................................................75
    16.1.  Expenses.............................................................75
    16.2.  Indemnification......................................................76
    16.3.  Survival.............................................................77
17. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION...............................77
    17.1.  Sharing of Information with Section 20 Subsidiary....................77
    17.2.  Confidentiality......................................................77
    17.3.  Prior Notification...................................................77
    17.4.  Other................................................................78
18. SURVIVAL OF COVENANTS, ETC..................................................78
19. ASSIGNMENT AND PARTICIPATION; ACCESSION.....................................78
    19.1.  Conditions to Assignment and Accession...............................78
           19.1.1.  Assignment by Banks.........................................78
           19.1.2.  Accession...................................................79
    19.2.  Certain Representations and Warranties; Limitations; Covenants.......80
    19.3.  Register.............................................................81
    19.4.  New Revolving Credit Notes...........................................81
    19.5.  Participations.......................................................82
    19.6.  Disclosure...........................................................82
    19.7.  Assignee or Participant Affiliated with the Borrower.................82

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                                TABLE OF CONTENTS
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
    19.8.  Miscellaneous Assignment Provisions..................................83
    19.9.  Assignment by Borrower...............................................83
20. NOTICES, ETC................................................................83
21. GOVERNING LAW...............................................................84
22. HEADINGS....................................................................84
23. COUNTERPARTS................................................................84
24. ENTIRE AGREEMENT, ETC.......................................................85
25. WAIVER OF JURY TRIAL........................................................85
26. CONSENTS, AMENDMENTS, WAIVERS, ETC..........................................85
27. SEVERABILITY................................................................86

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


                           REVOLVING CREDIT AGREEMENT

    This REVOLVING CREDIT AGREEMENT is made as of June 15, 1998, by and among ANACOMP, INC. (the "Borrower"), an Indiana corporation having its principal place of business at 12365 Crosthwaite Circle, Poway, California 92064,
BANKBOSTON, N.A., a national banking association and the other lending institutions listed on Schedule 1 and BANKBOSTON, N.A. as agent for itself and such other lending institutions.

    1. DEFINITIONS AND RULES OF INTERPRETATION.

    1.1. Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

    Acceding Bank. See Section 19.1.2.

    Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to
Section 8.4(c) hereof.

    Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

    Agent's Head Office. The Agent's head office located at 100 Federal Street,
Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

    Agent. BankBoston, N.A. acting as agent for the Banks.

    Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

    Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment
Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the period ending on the fiscal quarter ended immediately preceding the first day of the applicable Rate
Adjustment Period.

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                                       2


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                                                BASE                         LETTER OF
                                                RATE        EUROCURRENCY       CREDIT        COMMITMENT
     LEVEL            LEVERAGE RATIO            LOANS       RATE LOANS          FEES          FEE RATE
     -----            --------------            -----       ----------       ----------      -----------
      I         Greater than or equal to
                        3.50:1.00               0.75%          2.00%            2.00%          0.375%

      II     Less than 3.50:1.00 but greater
                than or equal to 3.00:1.00      0.25%          1.50%            1.50%          0.375%

     III     Less than 3.00:1.00 but greater
                than or equal to 2.50:1.00      0.00%          1.25%            1.25%          0.250%

     IV            Less than 2.50:1.00          0.00%          1.00%            1.00%          0.250%


    Notwithstanding the foregoing, (a) for Revolving Credit Loans outstanding, the Letter of Credit Fees and the commitment fees payable during the period commencing on the Closing Date through December 15, 1998, the Applicable Margin shall be at Level 2 set forth above and on December 15, 1998 shall, until the next Adjustment Date to occur after December 31, 1998, be at the Level based on the September 30, 1998 Compliance Certificate, and
(b) if the Borrower fails to deliver any Compliance Certificate pursuant to
Section 8.4(c) hereof prior to the first day of the Adjustment Date next commencing following the date such Compliance Certificate was required to be delivered then, for the period commencing on such next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

    Applicable Pension Legislation. At any time, any pension or retirement benefits legislation (be it federal, provincial, territorial or otherwise) then applicable to the Borrower or any of its Subsidiaries.

    Asset Sale. Any one or series of related transactions in which any applicable Person conveys, sells, transfers or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of a Subsidiary), whether owned on the Closing Date or thereafter acquired.

    Assignment and Acceptance. See Section 19.1.

    Balance Sheet Date. September 30, 1997.

    Banks. BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 19.

    Base Rate. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day,


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                                       3


the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

    Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

    BKB. BankBoston, N.A. (f/k/a The First National Bank of Boston), a national banking association, in its individual capacity.

    Borrower. As defined in the preamble hereto.

    Business Day. Any day on which banking institutions in Boston, Massachusetts and the state of California, are open for the transaction of banking business and, in addition, (a) if Eurocurrency Rate Loans denominated in Dollars are involved, a day which is also a day in which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith; and (b) if Eurocurrency Rate Loans denominated in an Optional Currency are involved, a day on which dealings and exchange in Dollars and the relevant Optional Currency can be carried on in the relevant Eurocurrency Interbank Market and Dollar settlements of such dealings may be effected in Boston, Massachusetts and London, and also a day on which dealings and exchange in Dollars and in the relevant Optional Currency can be carried on in the principal financial center of the country in which such currency is legal tender and in London, England.

    Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

    Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with (a) the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles or (b) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

    Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

    CERCLA. See Section 7.18(a).

    Closing Date. The first date on which the conditions set forth in Section 11 have been satisfied or waived in writing by the Majority Banks and the Agent and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

    Code. The Internal Revenue Code of 1986.

    Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

    Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be modified pursuant to
Section 19.1.2 hereof, and as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

    Commitment Fee Rate. The applicable rate per annum set forth in the chart contained in the definition of Applicable Margin under the heading "Commitment Fee Rate".

    Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto (as such Schedule 1 may be amended from time to time pursuant to an Assignment and Acceptance or Instrument of Accession pursuant to which any Bank acceded to its Commitment as a result of such assignment) as such Bank's percentage of the aggregate Commitments of all of the Banks.

    Compliance Certificate. See Section 8.4(c).

    Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

    Consolidated Net Income (or Deficit). With respect to the Borrower and its Subsidiaries for any period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

    Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease, or any Synthetic Lease, the imputed interest on the Borrower's SKC trade Indebteness (calculated consistently with past practices), interest associated with the Borrower's deferred compensation plans, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

    Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Revolving Credit Loan in accordance with Section 2.7.

    Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

    DAS Business. That portion of the business acquired in the FIMCO Acquisition which conducts document acquisition services such as outsourced health care and insurance claims entry and data capture services.

    Default. See Section 12.1.

    Delinquent Bank. See Section 15.5.3.

    Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of capital stock of the Borrower of the same class; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

    Dollar Equivalent. On any particular day, with respect to any amount denominated in Dollars, such amount of Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount (as conclusively ascertained by the Agent absent manifest error) of Dollars which could be purchased by the Agent (in accordance with its normal banking practices) in the London foreign currency deposit market with such amount of such currency at the spot rate of exchange prevailing at or about 10:00 a.m. (London time) on such date.

    Dollars or $. Dollars in lawful currency of the United States of America.


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                                       6




    Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

    Domestic Subsidiary. Any Subsidiary which is not a Foreign Subsidiary.

    DPDS Business. That portion of the business acquired in the FIMCO Acquisition which conducts document print and distribution services such as laser print and mail and demand publishing services.

    Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7.

    EBITDA. With respect to the Borrower and its Subsidiaries for any fiscal period, an amount equal to Consolidated Net Income for such period, plus, to the extent deducted in the calculation of Consolidated Net Income and without duplication, (a) depreciation and amortization for such period, (b) other noncash charges for such period, (c) income tax expense for such period, and (d) Consolidated Total Interest Expense paid or accrued during such period, and minus, to the extent added in computing Consolidated Net Income and without duplication, all noncash gains (including income tax benefits) for such period, all as determined in accordance with generally accepted accounting principles.

    Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

    Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA or other Applicable Pension Legislation, maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

    Environmental Laws. See Section 7.18(a).

    EPA. See Section 6.18(b).

    Equity Issuance. The sale or issuance by the Borrower or any of its Subsidiaries of any of its capital stock or equity interests or any warrants, rights or options to acquire its capital stock or equity interests.

    ERISA. The Employee Retirement Income Security Act of 1974.

    ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code or under any Applicable Pension Legislation.

    ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

    "Euro" or "Euro" Currency. The use of the term "Euro" in this Credit Agreement relates to the establishment of the "Euro" as a single currency pursuant to the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (the Maastrict Treaty), and the conversion (pursuant to the requirements of such Treaty) of any Obligations under the Loan Documents from an Optional Currency of a country that is a member of the European Union into Euro. As of the date that any such Optional Currency is no longer the lawful currency of its respective country, all payment Obligations under the Loan Documents that would otherwise be in such Optional Currency shall thereafter be satisfied in the "Euro" Currency. For the avoidance of doubt, the parties hereto affirm and agree that neither the fixing of a conversion rate of any such Optional Currency against the Euro, nor the mandatory conversion of such Obligations into Euro, in each case pursuant to such Treaty, shall require the early termination of this Credit Agreement or any Interest Period with respect to any Revolving Credit Loan or the prepayment of any amount due under the Loan Documents or create any liability of one party to another party for any direct or consequential loss otherwise arising from any of such events to the extent required by such Treaty.

    Eurocurrency Interbank Market. Any lawful recognized market in which deposits of Dollars and the relevant Optional Currencies are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

    Eurocurrency Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurocurrency Rate Loans.

    Eurocurrency Offered Rate. With respect to the Interest Period for any Eurocurrency Rate Loan denominated in an Optional Currency, the rate per annum (rounded upwards to the nearest 1/16 of one percent) equal to the rate at which the Reference Bank is offered deposits in Dollars or the relevant Optional Currency, as the case may be, two (2) Business Days prior to the beginning of such Interest Period in the Eurocurrency Interbank Market where the foreign currency and exchange operations or eurocurrency funding operations of the Agent are customarily conducted at or about 10:00 a.m. (London time) for delivery on the first day of such Interest Period and for the number of days comprised therein and in an amount equal (as nearly as may be) to the Reference Bank's Commitment Percentage of such Eurocurrency Rate Loan to which such Interest Period applies.

    Eurocurrency Rate. With respect to amounts denominated in Dollars, the Eurodollar Rate, and with respect to amounts denominated in any Optional Currency, the International Eurocurrency Rate.

    Eurocurrency Rate Loans. Revolving Credit Loans bearing interest calculated by reference to a Eurocurrency Rate.

    Eurocurrency Reserve Rate. For any day with respect to a Eurocurrency Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

    Eurodollar Rate. For any Interest Period with respect to a Eurocurrency Rate Loan denominated in Dollars, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Reference Bank's Eurocurrency Lending Office is offered Dollar deposits two (2) Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurocurrency Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurocurrency Rate Loan denominated in Dollars of the Reference Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

    Event of Default. See Section 12.1.

    Exchange Offer. The offer by the Borrower to exchange the Subsequent Subordinated Notes issued pursuant to the Subsequent Subordinated Indenture for a new issue of Subsequent Subordinated Notes (with terms substantially identical to those of the Subsequent Subordinated Notes originally issued pursuant to the Subsequent Subordinated Indenture) pursuant to a registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission within 60 days after the date of original issuance of the Subsequent Subordinated Notes.

    Fee Letter. The fee letter, dated on or prior to the Closing Date, between the Borrower and the Agent, as the same may be amended, modified or supplemented from time to time.

    FIMCO Acquisition. As defined in Section.9.5.1 hereto.

    Foreign Subsidiary. Any Subsidiary which conducts substantially all of its business in countries other than the United States of America and that is organized under the laws of a jurisdiction other than the United States of America and the States (or the District of Columbia) thereof.

    generally accepted accounting principles. (a) When used in ss.10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

    Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

    Guarantor. Each Person which is required to be or become guarantors from time to time pursuant to Section.8.14 hereof.

    Guaranty. The Guaranty, dated a date subsequent to the Closing Date, made by each Guarantor in favor of the Banks and the Agent pursuant to which each Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations and substantially in form of Exhibit J hereto.

    Hazardous Substances. See Section.7.18(b).

    Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

         (a) every obligation of such Person for money borrowed,

         (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

         (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

         (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

         (e) every obligation of such Person under any Capitalized Lease,

         (f) every obligation of such Person under any lease (a "Synthetic Lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes or treated similarly by the relevant taxing authority of a non-U.S. jurisdiction,

         (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

         (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

         (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices,

         (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

         (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
    (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

    The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (v) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (w) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (x) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (y) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

    Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

    Initial Indenture Trustee. IBJ Schroder Bank & Trust Company, as trustee under the Subordinated Indenture.

    Initial Subordinated Notes. The 10 7/8% Senior Subordinated Notes due 2004, Series B issued by the Borrower in the aggregate principal amount of $200,000,000 pursuant to the Subordinated Indenture.

    Insolvency Event. Any of the following events or circumstances: (a) the Borrower or any of its Subsidiaries organized in the United Kingdom shall be deemed unable to pay its debts within the meaning of section 123(1) (a), (b), or
(b) of the Insolvency Act 1986 (United Kingdom) or shall otherwise become insolvent or stop or suspend making payments (whether of principal or interest) with respect to all or any class of its Indebtedness or announce an intention to do so, (b) a meeting shall be convened by the Borrower or any of its Subsidiaries for the purpose of passing any resolution to purchase, reduce or redeem any of its capital stock or to comply with section 142 of the Companies Act 1985 (England), (c) any petition shall be presented or other step taken for the purpose of the appointment of an administrator or the winding up of the Borrower or any of its Subsidiaries (not being, in the case of a winding up, a petition which such Person can demonstrate to the reasonable satisfaction of the Agent, by providing an opinion of leading counsel to that effect, is frivolous, vexatious or an abuse of the process of the court or relates to a claim to which such Person has a good defense and which is being vigorously contested by such Person) or an order shall be made or resolution passed for the winding up of the Borrower or any of its Subsidiaries or a notice shall be issued by convening a meeting for the purpose of passing any such resolution (except for the purpose of a solvent amalgamation or reconstitution which shall have been approved by the Agent), or (d) any steps shall be taken, or negotiations commenced by the Borrower or any of its Subsidiaries or by any of their respective creditors with a view to proposing any kind of composition, compromise or arrangement involving such Person and any of its creditors or for the presentation of a petition for the appointment of an administrator.

    Instrument of Accession. See Section 19.1.2.

    Instrument of Adherence. See Section 9.5.1.

    Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; and (b) as to any Eurocurrency Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three
(3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

    Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar quarter; and
(ii) for any Eurocurrency Rate Loan, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (a) if any Interest Period with respect to a Eurocurrency Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

         (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

         (c) if the Borrower shall fail to give notice as provided in ss.2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurocurrency Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

         (d) any Interest Period relating to any Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

         (e) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

    International Eurocurrency Rate. With respect to all Eurocurrency Rate Loans denominated in an Optional Currency for any Interest Period, the annual rate of interest, rounded to the nearest 1/16th of one percent (1%), determined by the Agent for such Interest Period in accordance with the following formula:

                                         Eurocurrency Offered Rate
    International Eurocurrency Rate  =   1 - Eurocurrency Reserve Rate

    Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

    Letter of Credit. See Section 4.1.1.

    Letter of Credit Application. See Section 4.1.2.

    Letter of Credit Fee. See Section 4.6.

    Letter of Credit Participation. See Section 4.1.4.

    Leverage Ratio. As at any date of determination, the ratio of (a) Total Funded Indebtedness of the Borrower and its Subsidiaries outstanding on such date to (b) EBITDA of the Borrower and its Subsidiaries for the Reference Period ended on such date (or, if such date is not a fiscal quarter end date, the period of four consecutive fiscal quarters most recently ended); provided, however, when calculating the Leverage Ratio for any period in which a Permitted Acquisition has occurred, the calculation of the Leverage Ratio shall be made on a Pro Forma Basis.

    Loan Documents. This Credit Agreement, the Revolving Credit Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and the Security Documents.

    Loan Request. See Section 2.6.

    Majority Banks. As of any date, the Banks holding at least fifty one percent (51%) of the outstanding principal amount of the Revolving Credit Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least fifty one percent (51%) of the Total Commitment.

    Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

    Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

    Net Cash Proceeds. With respect to any Equity Issuance, the excess of the gross cash proceeds received by such Person from such Equity Issuance after deduction of customary transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with the Equity Issuance and which the Borrower, acting in good faith, deems to be reasonable.

    Net Cash Sale Proceeds. The net cash proceeds received by the Borrower and its Subsidiaries in respect of any Asset Sale, less all out-of-pocket fees, commissions and other expenses which the Borrower, acting in good faith, deems to be reasonable and are incurred in connection with such Asset Sale, including the amount (estimated in good faith by such Person) of income, franchise, sales and other applicable taxes required to be paid by such Person in connection with such Asset Sale.

    Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Revolving Credit Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, Letter of Credit Application, Letter of Credit, or arising or incurred in connection with any interest rate protection arrangements contemplated by Section 8.18 or any documents, agreements or instruments executed in connection therewith, or other instruments at any time evidencing any thereof.

    OC Notice. See Section 2.9.

    Open Market Purchases. The purchase by the Borrower of all or any portion of the Subordinated Notes from the holders thereof so long as (a) the total, cumulative amount of the consideration paid for all such purchases from and after the Closing Date does not exceed, in the aggregate, (i) $25,000,000 to the extent the Leverage Ratio calculated on a pro forma basis immediately prior to and after giving effect to such purchase is equal to or greater than 2.00:1.00 and (ii) $50,000,000 to the extent the Leverage Ratio calculated on a pro forma basis immediately prior to and after giving effect to such purchase is less than 2.00:1.00; and the Subordinated Notes so purchased in each case are promptly cancelled by the Borrower and (b) the total amount of the consideration paid for any Subordinated Note does not exceed the fair market value of such Subordinated Note (determined by reference to the public market at the date of such purchase.

    Optional Currency. Any currency other than Dollars selected by the Borrower and including the "Euro" which is (a) freely convertible into Dollars; and (b) traded on any recognized Eurocurrency Interbank Market selected by the Agent in good faith.

    outstanding. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

    Overnight Rate. For any day, (a) as to Revolving Credit Loans denominated in Dollars, the weighted average interest rate paid by the Agent for federal funds acquired by the Agent, and (b) as to Revolving Credit Loans denominated in an Optional Currency, the rate of interest per annum at which overnight deposits in the applicable Optional Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Agent to major banks in the London interbank market.

    Patent Assignment. The Patent Assignment, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Agent and substantially in form of Exhibit G hereto.

    PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

    Perfection Certificate. The Perfection Certificate as defined in the Security Agreement.

    Permitted Acquisition. As defined in Section 9.5.1.

    Permitted Liens. Liens, security interests and other encumbrances permitted by Section 9.2.

    Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

    Pro Forma Basis. With respect to any Reference Period during which a Permitted Acquisition has occurred, the Total Funded Indebtedness (or, in the case of Consolidated Total Interest Expense, all Indebtedness) and EBITDA for such Reference Period shall be calculated after giving effect on a pro forma basis to such Permitted Acquisition and assuming that such Permitted Acquisition had been consummated at the beginning of such Reference Period in the manner described in (i), (ii) and (iii) below:

    (i) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Reference Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition will be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

    (ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the arithmetic mean of (x) the Eurocurrency Rate for Eurocurrency Rate Loans having an Interest Period of one month in effect on the first day of the Reference Period and (y) the Eurocurrency Rate for Eurocurrency Rate Loans having an Interest Period of one month in effect on the last day of the Reference Period plus (b) the Applicable Margin for Revolving Credit Loans then in effect (after giving effect to the Permitted Acquisition on a Pro Forma Basis); and

    (iii) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Agent in writing shall be deemed to have been realized on the first day of the Reference Period.

    Rate Adjustment Period. As defined in the definition of Applicable Margin.

    RCRA. See Section 7.18(a).

    Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

    Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Revolving Credit Loan referred to in such Revolving Credit Note.

    Reference Bank. BKB.

    Reference Period. The period of four (4) consecutive fiscal quarters of the Borrower ending on the relevant date (or, if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended).

    Register. See Section 19.3.

    Registration Rights Agreement. That certain Exchange and Registration Rights Agreement dated as of March 24, 1997 between the Borrower and NatWest Capital Markets Limited, as initial purchaser, a copy of which has been delivered to the Agent on or prior to the Closing Date.

    Reimbursement Obligation. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 4.2.

    Restricted Payment. In relation to the Borrower and its Subsidiaries, any
(a) Distribution; (b) payment by the Borrower or any of its Subsidiaries to any Affiliate other than payments to such Affiliates for goods and services in the ordinary course of business on terms equivalent to those obtainable in arms length transactions

    Revolving Credit Loan Maturity Date. June 15, 2003.

    Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.

    Revolving Credit Notes. See Section 2.4.

    SARA. See Section 7.18(a).

    Same Day Funds. With respect to disbursements and payments in (a) Dollars, immediately available funds, and (b) an Optional Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Optional Currency.

    Section 20 Subsidiary. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

    Security Agreement. The Security Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Agent and substantially in the form of Exhibit F hereto.

    Security Documents. The Guaranty, the Security Agreement, the Patent Assignment, the Trademark Assignment, the Stock Pledge Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

    Stock Pledge Agreement. Collectively, the various foreign share pledge agreements and the Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Agent and in form and substance satisfactory to the Banks and the Agent.

    Subordinated Debt. Unsecured Indebtedness of the Borrower or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by the Subordinated Debt Documents.

    Subordinated Debt Documents. The Subordinated Purchase Agreement, the Subordinated Indenture Amendment, the Subordinated Indenture, the Registration Rights Agreement, the Initial Subordinated Notes, the Subsequent Subordinated

Purchase Agreement, the Subsequent Subordinated Indenture, the Subsequent Registration Rights Agreement and the Subsequent Subordinated Notes.

    Subordinated Indenture. The Indenture dated as of March 24, 1997 between the Borrower and the Initial Indenture Trustee, and in the form delivered to the Agent on or prior to the Closing Date, and as the same may be amended by the Subordinated Indenture Amendment.

    Subordinated Indenture Amendment. That certain First Supplemental Indenture dated as of a date after the Closing Date among the Borrower and the Initial Indenture Trustee, with such amendment being in form and substance satisfactory to the Agent and the Majority Banks.

    Subordinated Notes. Collectively, (a) the Initial Subordinated Notes and (b) the Subsequent Subordinated Notes.

    Subordinated Purchase Agreement. The Purchase Agreement, dated as of March 24, 1997, between the Company and NatWest Capital Markets Limited, as initial purchaser, relating to the issuance and sale by the Borrower of the Subordinated Notes.

    Subsequent Indenture Trustee. IBJ Schroder Bank & Trust Company, as trustee under the Subsequent Subordinated Indenture.

    Subsequent Subordinated Indenture. The Indenture to be entered into after the Closing Date between the Borrower and the Subsequent Indenture Trustee and any such documents, instruments, or agreements issued pursuant to the Exchange Offer, and each to be in form and substance acceptable to the Agent and the Majority Banks.

    Subsequent Subordinated Purchase Agreement. The Purchase Agreement to be entered into after the Closing Date between the Borrower and NatWest Capital Markets Limited, as initial purchaser, relating to the issuance and sale by the Borrower of the Subsequent Subordinated Notes.

    Subsequent Registration Rights Agreement. That certain Exchange and Registration Rights Agreement pertaining to the Subsequent Subordinated Notes to be entered into after the Closing Date by and between the Borrower and NatWest Capital Markets Limited as initial purchaser, in substantially the form delivered to the Agent on or prior to the Closing Date.

    Subsequent Subordinated Notes. Collectively, the 10 7/8% Series C Senior Subordinated Notes due 2004 and the 10 7/8% Series D Senior Subordinated Notes due 2004 issued by the Borrower pursuant to the Subsequent Subordinated Indenture in the aggregate principal amount necessary to produce gross proceeds of not more than $140,000,000 which are issued for the purpose of using the proceeds of such issuance to finance all or a portion of the FIMCO Acquisition, the fees and expenses incurred in connection therewith and general corporate powers of the Borrower.

    Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

    Synthetic Lease. As such term is defined in subparagraph (f) of the definition of "Indebtedness".

    Total Commitment. The sum of the Commitments of the Banks (as the same may be modified pursuant to Section 19.1.2 hereof), as in effect from time to time.

    Total Funded Indebtedness. All Indebtedness of the Borrower and its Subsidiaries for borrowed money (including, without limitation, all guarantees by such Person of Indebtedness of others for borrowed money), purchase money Indebtedness and with respect to Capitalized Leases and Synthetic Leases, determined on a consolidated basis in accordance with generally accepted accounting principles.

    Trademark Assignment. The Trademark Assignment, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Agent and substantially in the of Exhibit H hereto.

    Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan.

    Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

    Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 4.2.

    Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

    1.2. Rules of Interpretation.

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law includes any amendment or modification to such law.

         (d) A reference to any Person includes its permitted successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include", "includes" and "including" are not limiting.

         (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

         (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

         (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

         (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

         (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

         (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

    2. THE REVOLVING CREDIT FACILITY.

    2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums in Dollars and/or at the Borrower's option from time to time, subject to Section 2.9 hereof, in an Optional Currency, as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment (except as expressly permitted by Section 2.9.4 hereof). The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11 and Section 12, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 12, in the case of all other Revolving Credit Loans, have been satisfied or waived in writing by the Majority Banks and the Agent on the date of such request. Each Base Rate Loan shall be denominated in Dollars. Each Eurocurrency Rate Loan shall be denominated in Dollars or, subject to Section 2.9 hereof, in an Optional Currency.

    2.2. Commitment Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of the Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

    2.3. Reduction of Total Commitment. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

         2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

    2.5. Interest on Revolving Credit Loans. Except as otherwise provided in
Section 5.11,

         (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

         (b) Each Eurocurrency Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin with respect to Eurocurrency Rate Loans as in effect from time to time.

         (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

    2.6. Requests for Revolving Credit Loans. The Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and
(b) three (3) Business Days prior to the proposed Drawdown Date of any Eurocurrency Rate Loan, provided that any such notice requesting a Revolving Credit Loan denominated in an Optional Currency must comply with the requirements of this Section 2.6 and the requirements of an OC Notice pursuant to Section 2.9(a). Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, stated either in Dollars or, subject to Section 2.9.1 hereof, in an Optional Currency (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. To the extent the Agent receives such notice by 11:00 a.m. (Boston time) on any day, it shall provide the Banks with notice on such date, or, if the Agent receives notice after 11:00 a.m. (Boston time), it shall provide the Banks with notice on the next Business Day. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

    2.7. Conversion Options.

         2.7.1. Conversion to Different Type of Revolving Credit Loan. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan denominated in Dollars to a Revolving Credit Loan of another Type denominated in Dollars, provided that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurocurrency Rate Loan, the Borrower shall give the Agent at least three (3) Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurocurrency Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing. To the extent the Agent receives such notice by 11:00 a.m. (Boston time) on any day, it shall provide the Banks with notice on such date, or, if the Agent receives notice after 11:00 a.m. (Boston time), it shall provide the Banks with notice on the next Business Day. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurocurrency Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans denominated in Dollars of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurocurrency Rate Loan shall be irrevocable by the Borrower.

         2.7.2. Continuation of Type of Revolving Credit Loan. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in
    Section 2.7.1; provided that (a) as to any Eurocurrency Rate Loan denominated in Dollars, no such Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge; and (b) as to any Eurocurrency Rate Loan denominated in an Optional Currency, no such Eurocurrency Rate Loan may be continued as such when (i) a Default of Event of Default has occurred or is continuing or (ii) the provisions of Section 2.9 hereof have not or cannot be met at the time of such continuation, but shall be repaid by the Borrower on the last day of the Interest Period relating thereto. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurocurrency Rate Loan as such, then (a) such Eurocurrency Rate Loan denominated in Dollars shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto; and (b) as to any Eurocurrency Rate Loan denominated in an Optional Currency, shall be repaid on the last day of the Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

         2.7.3. Eurocurrency Rate Loans. Any conversion to or from Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000 (or, in the case of a Eurocurrency Rate Loan denominated in an Optional currency, that whole number which is nearest to the Dollar Equivalent of $1,000,000 or $500,000, as the case may be, rounded to the nearest one thousandth) in excess thereof.

    2.8. Funds for Revolving Credit Loan.

         2.8.1. Funding Procedures. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the

    Banks will make available to the Agent to credit to the Borrower's account in Same Day Funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loan and (a) in the case of a Revolving Credit Loan denominated in Dollars, at the Agent's Head Office, and (b) in the case of a Revolving Credit Loan denominated in an Optional Currency, at the place specified in the notice delivered by the Borrower pursuant to Section 2.9 hereof in Same Day Funds in the country in which such Optional Currency is legal tender. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

         2.8.2. Advances by Agent. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the Overnight Rate for each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

    2.9. Optional Currencies.

         2.9.1. Request for Optional Currency. Subject to the limitations set forth in Section 2.1., the Borrower may, upon at least three (3) Business Days' notice to the Agent (an "OC Notice"), request that one or more Revolving Credit Loans be made in an Optional Currency, provided that any Revolving Credit Loan proposed to be made under this Section 2.9.1 shall be in an amount not less than $1,000,000, or a greater amount which is an integral multiple of $500,000 in excess thereof, or the Dollar Equivalent in an Optional Currency. Each OC Notice requesting a Revolving Credit Loan in an Optional Currency shall be by written notice (or telephonic notice confirmed in writing by the Borrower), specifying (a) the Revolving Credit Loan to be made, (b) the requested Drawdown Date of the proposed borrowing of such Revolving Credit Loan, (c) the requested Optional Currency in which the Revolving Credit Loan is to be made, and (d) the initial Interest Period for the Revolving Credit Loan to be borrowed. To the extent the Agent receives such notice by 11:00 a.m. (Boston time) on any day, it shall provide the Banks with notice on such date, or, if the Agent receives notice after 11:00 a.m. (Boston time), it shall provide the Banks with notice on the next Business Day. If any Bank, on or prior to any Drawdown Date, determines (which determination shall be conclusive) that the requested Optional Currency is not freely transferable and convertible into Dollars or that it will be impracticable for such Bank to fund the Revolving Credit Loan in such Optional Currency, then such Bank shall immediately so notify the Agent, which notification shall be given immediately by the Agent to the Borrower, and such Bank's portion of the requested Revolving Credit Loan shall instead be denominated in Dollars. In the event that the Borrower repays such portion of a Revolving Credit Loan denominated in Dollars in accordance with Section 3 hereof and such repayment, and the fluctuation of currency exchange rates, results in Revolving Credit Loans being then outstanding that are not in Dollar Equivalent amounts held pro rata in accordance with the Commitment Percentages, then all subsequent principal repayments denominated in the Optional Currency which the applicable Bank did not advance shall be made by the Borrower to the Agent for the respective accounts of the Banks other than such Bank on a pro rata basis until such time as the Revolving Credit Loans are outstanding on a pro rata basis. Subject to the foregoing and to the satisfaction of the terms and conditions of Section 11 (in the case of such Revolving Credit Loans to be made on the Closing Date) and Section 12, each Revolving Credit Loan requested to be made in an Optional Currency will be made on the Drawdown Date specified therefor in the OC Notice, in the currency requested in the OC Notice and, upon being so made, will have the Interest Period requested in the OC Notice.

         2.9.2. Exchange Rate. For purposes of this Credit Agreement the amount in one Optional Currency which shall be equivalent on any particular date to a specified amount in another Optional Currency shall be that amount (as conclusively ascertained by the Agent by its normal banking practices, absent manifest error) in the first Optional Currency which is or could be purchased by the Agent (in accordance with normal banking practices) with such specified amount in the second Optional Currency in any recognized Eurocurrency Interbank Market selected by the Agent in good faith for delivery on such date at the spot rate of exchange prevailing at 10:00 a.m. (London time) (or as soon thereafter as practicable) on such date.

         2.9.3. Multiple Denominations. In the event that any portion of the funds available under the terms of this Credit Agreement is denominated in one or more Optional Currencies, the Dollar Equivalent of such portion of the funds shall be calculated pursuant to the definition of "Dollar Equivalent". The amount so determined shall then be added to the amount already outstanding in Dollars for the purpose of determining the remaining availability of funds under Section 2.1 and Section 2.9.1 hereof and any required repayments under the following Section 2.9.4.

         2.9.4. Repayment. If at any time prior to the Revolving Credit Loan Maturity Date, the Dollar Equivalent of the aggregate principal amount outstanding of all Revolving Credit Loans hereunder shall exceed the Total Commitment as a result of fluctuations in respective currency conversion rates for three (3) or more consecutive Business Days, the Borrower shall pay or cause to be paid immediately, upon demand made by the Agent, such amounts as are sufficient to eliminate such excess and to reduce the aggregate principal amount outstanding to the Dollar Equivalent in the applicable currencies of the Total Commitment.

         2.9.5. Funding. Each Bank may make any Revolving Credit Loan denominated in an Optional Currency by causing its Eurocurrency Lending Office or any of its foreign branches or foreign affiliate to make such Revolving Credit Loan (whether or not such lending office, branch or affiliate is named as a lending office on the signature pages hereof); provided that in such event the obligation of the Borrower to repay such Revolving Credit Loan shall nevertheless be to such Bank and shall, for all purposes of this Credit Agreement (including without limitation for purposes of the definition of the term "Majority Banks") be deemed made by such Bank to the extent of such Revolving Credit Loan, for the account of such applicable lending office, branch or affiliate.

    3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

    3.1. Maturity. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

    3.2. Mandatory Repayments of Revolving Credit Loans. If at any time the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, in the event the Borrower or any of its Subsidiaries receives any (a) Net Cash Sale Proceeds from the sale or other disposition of assets (other than the sale or disposition of assets in the ordinary course of business consistent with past practices) permitted by
Section 9.5 which have not been reinvested by the Borrower or such Subsidiary in replacement assets in which the Agent shall have a first priority perfected security interest for the benefit of the Agent and the Banks within 270 days of receipt by the Borrower or such Subsidiary; (b) proceeds of insurance claims which have not been reinvested by the Borrower or such Subsidiary in replacement assets or to repair the asset so damaged, as the case may be, within 270 days of receipt by such Person of such proceeds or
(c) Net Cash Proceeds from any Equity Issuance by the Borrower or its Subsidiaries (other than Net Cash Proceeds received so long as no Event of Default has occurred and is continuing and provided 100% of the aggregate amount of such Net Cash Proceeds are used within 180 days after the receipt thereof to finance all or any portion of a Permitted Acquisition), the Borrower shall, (1) as to Section 3.2(a) and (b), immediately upon the expiration of the 270 days after receipt thereof, and (2) as to Section 3.2(c), immediately upon the receipt thereof (in the case of Net Cash
Proceeds which are not to be used to finance all or any portion of a Permitted Acquisition) or immediately upon the expiration of 180 days after receipt thereof (in the case of Net Cash Proceeds the borrower intends to use for such Permitted Acquisitions), as the case may be, repay the outstanding Revolving Credit Loans in an amount equal to 100% of such Net Cash Sale Proceeds or Net Cash Proceeds, as the case may be, in each case to the extent not previously applied by the Borrower to the repayment of Revolving Credit Loans (as certified by the Borrower to the Agent); provided, however, in the event the Borrower sells or otherwise disposes of the DAS Business or DPDS Business pursuant to Section 9.5.2(b), so long as no Default or Event of Default has occurred and is continuing or would exist as a result of such sale, the Borrower shall be permitted to use the Net Cash Sale Proceeds from the sale of the DAS Business and/or the DPDS Business to repay a portion of the Subordinated Notes and for general working capital and corporate purposes.

    3.3. Optional Repayments of Revolving Credit Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium (but subject to Section 5.10). The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and three
(3) Business Days notice of any proposed prepayment pursuant to this Section 3.3 of Eurocurrency Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. The Agent shall promptly notify the Banks of this proposed prepayment. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000 (or the Dollar Equivalent), shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurocurrency Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

    4. LETTERS OF CREDIT.

    4.1. Letter of Credit Commitments.

         4.1.1. Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit denominated in Dollars (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request,
    (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $15,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the Dollar Equivalent of the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment. Notwithstanding the foregoing, the Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrower or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrower demonstrates to the satisfaction of the Agent that (x) such prior incurred Indebtedness were then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrower or such Subsidiary to the proposed beneficiary of such Letter of Credit or
    (y) such prior incurred Indebtedness were then secured or supported by a letter of credit issued for the account of the Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Borrower or such Subsidiary. The Agent shall notify the Banks of the issuance of a Letter of Credit promptly after issuance thereof.

         4.1.2. Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

         4.1.3. Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45)
    days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

         4.1.4. Reimbursement Obligations of Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

         4.1.5. Participations of Banks. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

    4.2. Reimbursement Obligation of the Borrower. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

        (a) except as otherwise expressly provided in Section 4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and
    (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

         (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

         (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in
Section 5.11 for overdue principal on the Revolving Credit Loans.

         4.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in Section 4.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent shall at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in Same Day Funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

    4.4. Obligations Absolute. The Borrower's obligations under this ss.4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, so long as the same does not result from the Agent's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and in the absence of the Agent's gross negligence, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

    4.5. Reliance by Issuer. To the extent not inconsistent with Section 4.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

    4.6. Letter of Credit Fee. The Borrower shall pay a fee (in each case, a "Letter of Credit Fee") to the Agent (a) in respect of each standby Letter of Credit issued pursuant to this Credit Agreement, calculated at the applicable rate set forth in the definition of Applicable Margin under the column headed "Letter of Credit Fees" per annum on the face amount of each such Letter of Credit, which shall be for the accounts of the Banks in accordance with their respective Commitment Percentages, plus an amount equal to 0.125% per annum of the face amount of such standby Letter of Credit shall be for the account of the Agent as an issuing fee and (b) in respect of each documentary Letter of Credit issued pursuant to this Credit Agreement, calculated at the applicable rate set forth in the definition of Applicable Margin under the column headed "Letter of Credit Fees" per annum on the face amount of each such Letter of Credit, which shall be for the accounts of the Banks in accordance with their respective Commitment Percentages, plus an amount equal to 0.125% per annum of the face amount of such documentary Letter of Credit shall be for the account of the Agent as an issuing fee. The Letter of Credit Fees for each Letter of Credit shall be payable quarterly in advance, commencing on the date such Letter of Credit is issued, renewed or extended hereunder. In respect of each Letter of Credit, the Borrower shall also pay to the Agent for the Agent's own account, on the date of any issuance, extension, renewal or amendment of any Letter of Credit, or at such other time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

    5. CERTAIN GENERAL PROVISIONS.

    5.1. Closing Fee. The Borrower agrees to pay to the Agent on the Closing Date the closing fees as set forth in the Fee Letter.

    5.2. Agent's Fee. The Borrower shall pay to the Agent an Agent's fee (the "Agent's Fee") at the times and in the amounts as provided in the Fee Letter.

    5.3. Funds for Payments.

         5.3.1. Payments to Agent. Except as set forth in the immediately succeeding sentence, all payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees, the closing fee and the Agent's Fee and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in Same Day Funds. All payments of principal of and interest made on Revolving Credit Loans made to the Borrower which are denominated in an Optional Currency or Currencies and all other fees due hereunder by any local branch or affiliate of the Agent or any Bank located outside of the United States shall be made in Same Day Funds, for the account of such Bank or the Agent, as the case may be, at a depository designated by such Bank in the country in which such Optional Currency is legal tender. Each payment in respect of any Revolving Credit Loan made by the Borrower shall be made in the same currency in which such Revolving Credit Loan was made unless otherwise agreed to by such Bank.

         5.3.2. No Offset, etc. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (a "Governmental Authority") (excluding net income taxes and franchise taxes imposed in lieu of net income taxes imposed on the Agent or any Bank as a result of a present or former connection between the jurisdiction of the Governmental Authority imposing such tax and the Agent or such Bank (except a connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Credit Agreement or the Notes)) unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. In addition, to the extent any Bank receives a refund in respect of any taxes to which it has been indemnified by the Borrower pursuant to this ss.5.3 (and such Bank can determine, in its sole discretion and using any method which such Bank deems appropriate that all or any portion of such refund is allocable to any takes paid or indemnified by the Borrower under the Credit Agreement), it shall promptly repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this ss.5.3 with respect to such refund) of such Bank and without interest; provided, however, that the Borrower, upon the request of such Bank, agrees to return such refund (plus penalties, interest or other charges) to such Bank in the event such Bank is required to repay such refund for any reason whatsoever. Nothing contained in this Section 5.3 shall (a) entitle the Borrower to inspect or review any books or records of any Bank or the Agent; (b) require any Bank or the Agent to disclose any information concerning its tax position or any other information determined by any Bank or the Agent, in its sole discretion to be confidential or proprietary, (c) require any Bank or the Agent to establish procedures for allocating to specific transactions any tax savings or benefits attributable to payments in respect of taxes of the type described in this Section 5.3 or (d) require any Bank or the Agent to disclose or detail the basis of any calculation of the amount of any tax savings or benefit obtained by such Bank or the Agent or the basis of any determination made by such Bank under this paragraph.

    5.4. Computations. All computations of interest on the Revolving Credit Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurocurrency Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

    5.5. Inability to Determine Eurocurrency Rate. In the event, prior to the commencement of any Interest Period relating to any Eurocurrency Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate (for Loans denominated in Dollars) or the International Eurocurrency Rate (for any Loan denominated in an Optional Currency) applicable to a Revolving Credit Loan denominated in a particular Optional Currency, as the case may be, that would otherwise determine the rate of interest to be applicable to any Eurocurrency Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurocurrency Rate Loans shall be automatically withdrawn and, in the case of Revolving Credit Loans denominated in Dollars, shall be deemed a request for Base Rate Loans to be denominated in Dollars and in the case of any Eurocurrency Rate Loan denominated in an Optional Currency, shall be withdrawn, (b) each Eurocurrency Rate Loan denominated in Dollars will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan and each Eurocurrency Rate Loan denominated in any Optional Currency will be required to be repaid on the last day of the then current Interest Period relating thereto, and (c) the obligations of the Banks to make Eurocurrency Rate Loans shall be suspended until the Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks. Notwithstanding the foregoing, to the extent such inability to determine the International Eurocurrency Rate is specific to a particular Optional Currency, nothing contained herein shall require the Borrower to repay any Eurocurrency Rate Loan denominated in any other Optional Currency.

    5.6. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurocurrency Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurocurrency Rate Loans or convert Revolving Credit Loans of another Type to Eurocurrency Rate Loans or to make Revolving Credit Loans in any Optional Currency shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then outstanding as Eurocurrency Rate Loans, if any, shall (i) if comprising a Revolving Credit Loan denominated in Dollars, be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurocurrency Rate Loans or within such earlier period as may be required by law and (ii) if comprising a Revolving Credit Loan denominated in an Optional Currency, be immediately repaid. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this
Section 5.6 including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans hereunder.

    5.7. Additional Costs, etc. If any change in, or change in the application or interpretation of, any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter (or, as to any Person which becomes a Bank hereunder after the Closing Date, such date on which such Person becomes a Bank hereunder) made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Bank or any branch or lending office thereof or the Agent), or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

         (c) impose or increase or render applicable (other than to the extent specifically provided for or specifically excluded elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

         (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Revolving Credit Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

              (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Bank's Commitment or any Letter of Credit, or

              (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Revolving Credit Loans, or

              (iii) to require such Bank or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, and without duplication for any amounts paid pursuant to Section 5.3 hereof, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

    5.8. Capital Adequacy. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Revolving Credit Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

    5.9. Certificate. A certificate setting forth any additional amounts payable pursuant to Sections 5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

    5.10. Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (excluding loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurocurrency Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurocurrency Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.6 or Section 2.7 or (c) the making of any payment of a Eurocurrency Rate Loan or the making of any conversion of any such Revolving Credit Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Revolving Credit Loans.

    5.11. Interest After Default.

         5.11.1. Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the highest rate of interest otherwise applicable to such Revolving Credit Loans pursuant to Section 2.5 until such amount shall be paid in full (after as well as before judgment).

         5.11.2. Amounts Not Overdue. During the continuance of a Default or an Event of Default the principal of the Revolving Credit Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to Section 26, bear interest at a rate per annum equal to two percent (2%) above the highest rate of interest otherwise applicable to such Revolving Credit Loans pursuant to Section 2.5.

    6. COLLATERAL SECURITY AND GUARANTIES.

    6.1. Security of Borrower. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in substantially all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party (other than any assets as to which the Agent, in its sole and absolute discretion, has determined that such security interests are not, in view of the value of such assets or the difficulty or costs of obtaining such security interest, appropriate), including, without limitation, a pledge by the Borrower of 100% of the capital stock of each Domestic Subsidiary and, so long as no Default or Event of Default has occurred and is continuing, 65% of the capital stock of each Foreign Subsidiary owned by the Borrower.

    6.2. Guaranties and Security of Subsidiaries. To the extent permitted by the terms of the Indenture, the Obligations shall also be guaranteed pursuant to the terms of the Guaranty. To the extent permitted by the Indenture, the obligations of the Guarantors under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in substantially all of the assets of each such Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary is a party (other than any assets as to which the Agent, in its sole and absolute discretion, has determined that such security interests are not, in view of the value of such assets or the difficulty or costs of obtaining such security interest, appropriate), including, without limitation, a pledge by such Guarantor of 100% of the capital stock of each Domestic Subsidiary of such Guarantor and, so long as no Default or Event of Default has occurred and is continuing, 65% of the capital stock of each Foreign Subsidiary of such Guarantor.

    7. REPRESENTATIONS AND WARRANTIES.

    The Borrower represents and warrants to the Banks and the Agent as follows:

    7.1. Corporate Authority.

         7.1.1. Incorporation; Good Standing. Each of the Borrower and its Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and, if applicable in the jurisdiction of incorporation or organization, in good standing under the laws of its state or country of incorporation or formation, (b) has all requisite corporate or similar power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

         7.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or similar) authority of such Person, (b) have been duly authorized by all necessary corporate (or similar organizational) proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (d) do not conflict with any provision of the corporate charter or bylaws of, or the Subordinated Debt Documents or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

         7.1.3. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

    7.2. Governmental Approvals. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (including, but not limited to the making by the Borrower of any borrowing contemplated by this Credit Agreement or the obtaining by the Borrower of any Letters of Credit) do not require the approval, consent, order, authorization or license by, or giving of notice to, or taking of any action with respect to, any governmental agency or authority of any jurisdiction, or other fiscal, monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders or decrees of any jurisdiction or the central bank of any jurisdiction or other fiscal, monetary or other authority, under any provision of any laws or governmental rules, regulations, orders or decrees of any jurisdiction applicable to or binding on the Borrower or any of its Subsidiaries, other than those already obtained.

    7.3. Title to Properties; Leases. Except as indicated on Schedule 7.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

    7.4. Financial Statements and Projections.

         7.4.1. Fiscal Year. The Borrower and each of its Subsidiaries has a fiscal year which is the twelve months ending on September 30 of each calendar year.

         7.4.2. Financial Statements. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

         7.4.3. Projections. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1998 to 2002 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

         7.4.4. Solvency. The Borrower and its Subsidiaries, on a consolidated and consolidating basis, both before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents (a) are solvent; (b) have assets having a fair value in excess of their liabilities; (c) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (d) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

    7.5. No Material Changes, etc. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Subsidiaries. Since the Balance Sheet Date, the Borrower has not made any Distributions.

    7.6. Franchises, Patents, Copyrights, etc. Each of the Borrower and its Subsidiaries owns, licenses or otherwise has rights to all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate in all material respects for the conduct of its business substantially as now conducted without known conflict with any rights of others, except as disclosed on Schedule 7.7.

    7.7. Litigation. Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

    7.8. No Materially Adverse Contracts, etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.

    7.9. Compliance with Other Instruments, Laws, etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

    7.10. Tax Status. The Borrower and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

    7.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

    7.12. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

    7.13. Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

    7.14. Perfection of Security Interest. Upon the filing of the financing statements and other documents required by the Security Documents, all filings, assignments, pledges and deposits of documents or instruments shall have been made and all other actions shall have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower or Guarantor party to one of the Security Agreements is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

    7.15. Certain Transactions. Except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any material transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

    7.16. Employee Benefit Plans.

         7.16.1. In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and/or all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
    Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

         7.16.2. Terminability of Welfare Plans. [Other than severance paid plans], no Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

         7.16.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

         7.16.4. Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of
    Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

    7.17. Use of Proceeds.

         7.17.1. General. The proceeds of the Revolving Credit Loans shall be used to refinance and replace the "Senior Secured Debt" (as such term is defined in the Subordinated Indenture) of the Borrower and for other general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

         7.17.2. Regulations U and X. No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         7.17.3. Ineligible Securities. No portion of the proceeds of any Revolving Credit Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or any Subsidiary or other Affiliate of the Borrower.

    7.18. Environmental Compliance. The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that, except as set forth on Schedule 7.18 hereto:

         (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment or any other applicable law, regulation, ordinance, order or decree in any other counry, province or jurisdiction applicable to the Borrower or any of its Subsidiaries (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

         (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

         (c) (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment;
    (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA (or by a similar agency in other jurisdictions, if applicable), treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

         (d) None of the Borrower and its Subsidiaries or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

    7.19. Subsidiaries, etc. Schedule 7.19(a) sets forth the Subsidiaries of the Borrower and each Subsidiary as of the Closing Date. Except as set forth on
Schedule 7.19(b) hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

    7.20. Bank Accounts. Schedule 7.20 sets forth the account numbers and location of all bank accounts of the Borrower or any of its Domestic Subsidiaries as of the Closing Date.

    7.21. Disclosure. There is no fact known to the Borrower or any of its Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of the Borrower or any of its Subsidiaries, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

    7.22. Status of Loans as Senior Debt. All Obligations of each of the Borrower and its Subsidiaries to the Banks and the Agent in respect of the Revolving Credit Loans and the Reimbursement Obligations constitute "Senior Indebtedness" (or the analogous terms used therein) under the terms of each of the Subordinated Debt Documents or of any other instrument evidencing or pursuant to which there is issued Indebtedness which purports to be Subordinated Debt of any Borrower or any Subsidiary.

    7.23. Subordinated Debt Documents. Each of the representations and warranties made by the Company and its Subsidiaries in any of the Subordinated Debt Documents was true and correct in all material respects when made and continue to remain true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the Closing Date, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Subordinated Debt Documents or the Loan Documents.

    7.24. Designation of Senior Debt. The Company (a) has not designated any Person as the trustee representing holders of Senior Indebtedness of the Borrower or any of its Subsidiaries, other than the Agent, and (b) the Obligations hereunder constitute all of the "Senior Indebtedness" under each of the Subordinated Indenture and the Subsequent Subordinated Indenture and there is no other "Senior Indebtedness" thereunder.

    7.25. No Withholding. Neither this Credit Agreement nor any of the other Loan Documents is subject to any registration or stamp tax or any other similar or like taxes payable in any jurisdiction.

    7.26. No Filings Required. No filing, recording or enrolling of this Credit Agreement or any other Loan Document is required to ensure the legality, validity, enforceability or admissibility in evidence of this Credit Agreement or any other Loan Document.

    7.27. Chief Executive Office. The Company's chief executive office is at 12365 Crosthwaite Circle, Poway, California 92064, at which location its books and records are kept. Each of the Guarantors' chief executive office or registered office, as applicable, is as set forth in the Security Agreement to which it is a party.

    7.28. Delivery of Certain Documents. The Company has delivered to the Agent true and complete copies of all of the Subordinated Debt Documents as well as the FIMCO Acquisition Documents (including any amendments thereto). Each of the representations and warranties made by the Borrower and any of its Subsidiaries in any of the Subordinated Debt Documents and FIMCO Acquisition Documents was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the Closing Date, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents.

    7.29. Insurance. The Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices.

    7.30. Year 2000 Problem. The Borrower and each of its Subsidiaries has reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Borrower reasonably believes that the "Year 2000 Problem" will not have any material adverse effect on the assets, business or financial condition of the Borrower and its Subsidiaries.

    8. AFFIRMATIVE COVENANTS OF THE BORROWER.

    The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

    8.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

    8.2. Maintenance of Office. The Borrower will maintain its chief executive office in Poway, California, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

    8.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage Arthur Andersen LLP or other independent certified public accountants satisfactory to the Agent as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Agent.

    8.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Banks:

         (a) as soon as practicable, but in any event not later than 105 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and as to the consolidated statements, certified without qualification by Arthur Andersen LLP or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

         (b) as soon as practicable, but in any event not later than sixty (60) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

         (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit C hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date, together with evidence that the Borrower has met and continues to meet the minimum coverage test for incurring additional Senior Indebtedness (as such term is defined in each of the Subordinated Indenture and the Subsequent Subordinated Indenture) set forth in (a) Section 4.3(a)
    (i) of the Subordinated Indenture and (b) the Subsequent Subordinated Indenture and a certification that no default or event of default has occurred and is continuing under each of the Subordinated Indenture and the Subsequent Subordinated Indenture;

         (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

         (e) from time to time upon request of the Agent, projections of the Borrower and its Subsidiaries updating those projections delivered to the Banks and referred to in Section 7.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this
    Section 8.4(e); and

         (j) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request.

    8.5. Notices.

         8.5.1. Defaults. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

         8.5.2. Environmental Events. The Borrower will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Agent's security interests pursuant to the Security Documents.

         8.5.3. Notification of Claim against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

         8.5.4. Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of [$500,000].

    8.6. Corporate Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 8.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

    8.7. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements.

    8.8. Taxes. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

    8.9. Inspection of Properties and Books, etc.

         8.9.1. General. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

         8.9.2. Appraisals. If an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrower will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries and (b) the then current business value of each of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

         8.9.3. Communications with Accountants. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries; provided that unless consented to by the Borrower, such communications shall only be made in the presence of an authorized officer of the Borrower. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.3.

    8.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

    8.11. Employee Benefit Plans. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or

4245 of ERISA, and (c) furnish to the Agent (at such time as such reports are prepared in order to comply with Applicable Pension Legislation) copies of all actuaries' reports in relation to the employee Benefit Plans operated by it from time to time.

    8.12. Use of Proceeds. The Borrower will use the proceeds of the Revolving Credit Loans solely (a) to refinance existing Indebtedness of the Borrower; and
(b) for working capital and general corporate purposes (including to finance all or any portion of a Permitted Acquisition). The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

    8.13. Fair Labor Standards Act. The Borrower shall, and shall require each Subsidiary to, at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended. None of the inventory of the Borrower or any of its Subsidiaries are or will be produced by employees of (a) the Borrower or any of its Subsidiaries, or (b) to the best knowledge of the Borrower, by employees of suppliers, who are, in each case, employed in violation of any applicable minimum wage or maximum hour provisions of the Fair Labor Standards Act (29 U.S.C. Sections 206 and 207) or any applicable regulations promulgated thereunder, in each case, as in effect from time to time.

    8.14. Guarantors. To the extent permitted by the terms of the Indenture, the Borrower will cause each Domestic Subsidiary created, acquired or existing on or after the Closing Date or any other Subsidiary which is otherwise required to become a guarantor under the Subordinated Indenture or the Subsequent Subordinated Indenture, to become a Guarantor immediately and shall cause such Subsidiary to execute and deliver to the Agent for the benefit of the Agent and the Banks (a) a Guaranty (or an Instrument of Adherence to the Guaranty executed on the Closing Date), and (b) further Security Documents or other instruments and documents as the Agent may reasonably require in order to grant to the Agent a first priority perfected security interest in such Subsidiary's assets, together with legal opinions in form and substance reasonably satisfactory to the Agent to be delivered to the Agent and the Banks opining as to the authorization, validity and enforceability of such Guaranty or Instrument of Adherence and Security Documents and (as to the applicable Security Documents) the perfection of such security interests.

    8.15. Subordinated Guarantees. The Company will promptly advise the Agent of any guarantee entered into in connection with the Subordinated Indenture or the Subsequent Subordinated Indenture, identifying the guarantor thereunder.

    8.16. Status of Loans as Senior Debt. The Company shall, on the Closing Date and at such other times as may reasonably be requested by the Agent, deliver to the Agent an officer's certificate satisfactory in form and substance to the Agent and, if requested by the Agent or Majority Banks, a legal opinion satisfactory in form and substance to the Agent, evidencing that the Indebtedness of the Borrower and its Subsidiaries to the Agent and the Banks in respect of the Revolving Credit Loans and Reimbursement Obligations constitutes "Senior Indebtedness" (or the analogous term used therein) under the terms of each of the Subordinated Debt Documents or of any other instrument evidencing or pursuant to which there is issued indebtedness which purports to be Subordinated Debt of the Borrower or any of its Subsidiaries and that (a) up to $80,000,000 of the Obligations under this Credit Agreement are permitted pursuant to Section 4.3(a)(ii)(B) of the Subordinated Indenture and the applicable provisions of the Subsequent Subordinated Indenture and (b) all other Obligations under this Credit Agreement would constitute Senior Indebtedness under the Subordinated Debt Documents.

    8.17. Additional Subsidiaries. If, after the Closing Date, the Borrower or any of its Subsidiaries creates or acquires, either directly or indirectly, any Subsidiary, it will immediately notify the Agent and the Banks if such creation or acquisition, as the case may be, and provide the Agent and the Banks with an updated Schedule 7.19(a) hereof and take all other actions required by Section
8.14 and Section 9.5.1 hereof.

    8.18. Interest Rate Protection. The Borrower will, not later than ninety
(90) days after the date on which more than fifty percent (50%) of the Borrower's Total Funded Indebtedness is bearing interest at a floating rate, purchase an interest rate cap or swap or effect other interest rate protection arrangements for a minimum period of three years applicable to that portion of the outstanding Indebtedness bearing interest at a floating rate which causes more than fifty percent (50%) of the Borrower's Total Funded Indebtedness to bear interest at a floating rate, on terms and conditions satisfactory to the Agent and the Banks.

    8.19. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

    9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

    The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligations to issue, extend or renew any Letters of
Credit:

    9.1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

         (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

         (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

         (c) Subordinated Debt under the Subordinated Notes and the Subsequent Subordinated Notes;

         (d) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary or under any Capitalized Lease, or Indebtedness incurred by any Subsidiary for working capital purposes, provided that the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $15,000,000 at any one time;

         (e) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto;

         (f) Indebtedness of a Guarantor to the Borrower or another Guarantor and Indebtedness of the Borrower to any Guarantor;

         (g) Indebtedness of the Borrower in respect of interest rate protection arrangements required to be maintained by ss.8.18 or in respect of currency swap arrangements or other interest rate protection arrangements so long as such arrangements are in the ordinary course of business and are not for speculative purposes;

         (h) unsecured Indebtedness of any Foreign Subsidiary to the Borrower provided (i) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; and (ii) such Indebtedness is evidenced by an intercompany note in form and substance acceptable to the Agent, and such note is pledged by the Borrower to the Agent to secure the Borrower's Obligations hereunder; and

         (i) Indebtedness of a Foreign Subsidiary not otherwise provided for in this Section 9.1, provided that the aggregate principal amount of all such Indebtedness for all Foreign Subsidiaries shall not exceed at any one time an amount equal to $5,000,000 provided, however, notwithstanding the foregoing provisions of this
    Section 9.1, all such Indebtedness must in any event qualify at all times as "Indebtedness" (as such term is defined in the Subordinated Indenture and the Subsequent Subordinated Indenture) permitted to be incurred pursuant to
    (a) ss.4.3 of the Subordinated Indenture and (b) the Subsequent Subordinated Indenture.

    9.2. Restrictions on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse; or (f) enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest other than in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents and other than customary anti-assignment provisions in leases and licensing agreements entered into by the Borrower or such Subsidiary in the ordinary course of its business, provided that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

         (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

         (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

         (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

         (d) liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

         (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

         (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

         (g) liens existing on the date hereof and listed on Schedule 9.2 hereto;

         (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 9.1(d), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

         (i) liens granted by a Foreign Subsidiary to secure Indebtedness of such Foreign Subsidiary of the type and amount permitted by Section 9.1(i); and

         (j) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents.

    9.3. Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks or banks organized under the laws of any country which is a member of the OECD, having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

         (d) Investments existing on the date hereof and listed on Schedule 9.3 hereto;

         (e) Investments with respect to Indebtedness permitted by ss.9.1(f) so long as such entities remain Subsidiaries of the Borrower and a Guarantor hereunder and other Investments by the Borrower in Foreign Subsidiaries (and which Investments would not consitute Indebtedness of such Foreign Subsidiary (collectively the "Equity Investments")) provided the aggregate amount of all such Equity Investments does not exceed $5,000,000 in the aggregate;

         (f) Investments consisting of the Guaranty;

         (g) Investments with respect to Indebtedness permitted by Section 9.1(h) so long as such entities remain Subsidiaries of the Borrower and so long as such Investments are in the form of an intercompany loan, with the note evidencing such loan being pledged to the Agent, and Investments with respect to an equity contribution made by the Borrower to Subsidiaries in an aggregate amount not to exceed $15,000,000;

         (h) Investments consisting of promissory notes, deferred payment obligations or similar arrangements, received as proceeds of asset dispositions permitted by Section 9.5.2;

         (i) Investments consisting of Permitted Acquisitions;

         (j) Investments in respect of Open Market Purchases permitted to be made pursuant to Section 9.4;

         (k) Investments consisting of repurchase agreements collateralized by securities described in paragraphs (a), (b) or (c) above; and

         (l) Investment in joint ventures or Persons in which the Borrower or any Subsidiary holds a minority equity interest, provided the aggregate amount of all such Investments does not exceed $5,000,000 and no single Investment or series of related Investments in the same joint venture or Person exceeds $2,500,000;

provided, however, that (a) with the exception of demand deposits referred to in
Section 9.3(b), such Investments will be considered Investments permitted by this Section 9.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens; and (b) all Investments made pursuant to this Section 9.3 must be permitted to be made pursuant to the Subordinated Indenture and the Subsequent Subordinated Indenture.

    9.4. Distributions. The Borrower and its Subsidiaries will not make any Restricted Payments; provided, however, any Subsidiary shall be permitted to make a Distribution to any Guarantor or the Borrower.

    9.5. Merger, Consolidation and Disposition of Assets.

         9.5.1. Mergers and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than acquisitions in the ordinary course of business, consistent with past practices) except, so long as no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto:

         (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower or a Guarantor hereunder and provided the Borrower or the Guarantor, as the case may be, has taken or caused to be taken all action necessary to grant to the Agent a first priority perfected security interest in the Borrower's or such other Guarantor's assets after such merger or consolidation to the same extent as in the assets of parties to the merger prior thereto; and

         (b) (i) the acquisition of the assets of, and assumption of certain liabilities of First Image Management Company (the "FIMCO Acquisition"), provided (1) no Default or Event of Default has occurred and is continuing or would exist as a result of such acquisition, (2) the Borrower has delivered to the Agent copies of all documents, instruments and agreements to be entered into in connection therewith (the "FIMCO Acquisition Documents"), and all such documents, instruments and agreements are in form and substance satisfactory to the Agent; (3) the Agent is reasonably satisfied with the results of any reasonable due diligence investigations conducted by the Agent or the Borrower in connection with the FIMCO Acquisition and consistent with the requirements of the FIMCO Acquisition Documents, (4) the Agent is reasonably satisfied with financing sources (and all terms and conditions contained in any documentation evidencing the foregoing) used to fund such FIMCO Acquisition, (5) the aggregate purchase price (including the assumption of any Indebtedness, leases and contingent obligations) does not exceed $155,000,000; and (6) the Borrower has demonstrated to the Agent compliance with Section 9.5.1(b)(ii)(1)-(4),
    (6)-(7), (9) and (10), and (ii) other asset or stock acquisitions of Persons in the same or a similar line of business as the Borrower and its Subsidiaries (each, a "Permitted Acquisition") where (1) the Borrower has provided the Agent with written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition and copies of all acquisition documents in connection therewith;
    (2) the business to be acquired would not subject the Agent or the Banks to any additional regulatory or third party approvals in connection with the exercise of its rights and remedies under this Credit Agreement or any other Loan Document;
    (3) no contingent liabilities or liabilities will be incurred or assumed in connection with such Permitted Acquisition which could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, and any Indebtedness incurred or assumed in connection with such Permitted Acquisition (A) shall have been permitted to be incurred or assumed pursuant to Section 9.1 hereof; (B) shall be secured only by Permitted Liens; and (C) shall be on terms and conditions satisfactory to the Agent; (4) the Borrower has provided the Agent with such other information as was reasonably requested by the Agent; (5) after the consummation of the Permitted Acquisition, to the extent such acquisition was a stock acquisition, either
    (A) the Person so acquired is merged with and into the Borrower, with the Borrower being the survivor of such merger or (B) to the extent such Person is not merged with and into the Borrower, the aggregate amount of the purchase price attributable to all such Persons acquired and not merged into the Borrower during the term of this Credit Agreement plus the aggregate amount of all Investments to be made in all such Persons by the Borrower or any Subsidiary shall not exceed $20,000,000 in the aggregate; (6) the Borrower shall take, or shall cause to be taken, all necessary action to grant to the Agent a first priority perfected lien in all assets and stock acquired in connection with such Permitted Acquisition, provided, however, the Borrower or any Guarantor, as the case may be, shall only be required to pledge 65% of the capital stock of any Foreign Subsidiary or any other Person not incorporated or otherwise organized in the United States of America (a "Foreign Entity"), and such Foreign Entity shall not be required to grant a lien on its assets to secure the Obligations of the Borrower or any Guarantor; (7) the Borrower has demonstrated to the satisfaction of the Agent, based on a pro forma Compliance Certificate, compliance with ss.10 hereof immediately prior to and immediately after giving effect to such Permitted Acquisition and has demonstrated to the satisfaction of the Agent that, immediately after giving effect to the Permitted Acquisition, the outstanding amount of the sum of all Revolving Credit Loans, Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations is less than the Total Commitment minus $5,000,000; (8) the aggregate purchase price for any single Permitted Acquisition (or series of related acquisitions) shall not exceed (A) $25,000,000 to the extent the Leverage Ratio, calculated on a pro forma basis after giving effect to such Permitted Acquisition) is equal to or greater than 3.00:1.00 and (B) $50,000,000 to the extent the Leverage Ratio, calculated on a pro forma basis after giving effect to such Permitted Acquisition) is less than 3.00:1.00, and the aggregate purchase price for all Permitted Acquisitions shall not exceed $100,000,000 during the term of this Credit Agreement; (9) the board of directors and the shareholders (if required by applicable law), or the equivalent, of each of the Borrower and the Person to be acquired has approved such merger, consolidation or acquisition and such Permitted Acquisition is otherwise considered

    "friendly"; and (10) the Borrower has delivered to the Agent a certificate of the chief financial officer of the Borrower to the effect that (A) the Borrower and its Subsidiaries, on a consolidated and consolidating basis, will be solvent upon the consummation of the Permitted Acquisition; (B) the pro forma Compliance Certificate fairly presents the financial condition of the Borrower and its Subsidiaries as of the date thereof and after giving effect to such Permitted Acquisition; and (C) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition

         In the event any new Domestic Subsidiary is formed or acquired as a result of or in connection with any acquisition, to the extent permitted under the Indenture, such new Domestic Subsidiary shall, immediately upon its creation or acquisition, execute and deliver to the Agent for the benefit of the Agent and the Banks, an Instrument of Adherence in substantially the form of Exhibit I hereto (an "Instrument of Adherence") and the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Domestic Subsidiary. Such Domestic Subsidiary shall become a Guarantor hereunder and shall become party to the Guaranty and the Security Agreement and shall execute and deliver to the Agent any and all other agreements, documents, instruments and financing statements necessary to grant to the Agent a first priority perfected lien in such Domestic Subsidiary's assets to the extent required by the Loan Documents. The Borrower and its Subsidiaries shall, immediately upon the creation or acquisition of such Domestic Subsidiary, pledge all of such Domestic Subsidiary's capital stock to the Agent for the benefit of the Agent and the Banks. In addition, the Borrower and its Subsidiaries shall, immediately upon the creation or acquisition of such Foreign Subsidiary, pledge 65% of such Foreign Subsidiary's capital stock to the Agent for the benefit of the Agent and the Banks.

         9.5.2. Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any Asset Sale or other disposition of assets, other than (a) the sale of inventory, the sale of lease agreements, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices; (b) the sale or other disposition of the DAS Business and the DPDS Business (with only such assets as exist in each such business on the Closing Date) in an arms-length transaction transactions for fair and reasonable value, provided that, with respect to this clause (b), (i) no Default or Event of Default shall have occurred and be continuing at the time of such sale and no Default or Event of Default will exist after giving effect to such Asset Sale; (ii) at least seventy five percent (75%) of the purchase price for such assets is received in cash and the Net Cash Sale Proceeds from such sales are applied as provided in Section 3.2 hereof, (iii) any promissory note or other instrument received by the Borrower or any of its Subsidiaries in connection with such sale is an Investment permitted by Section 9.3 hereof, and the

    Borrower or such Subsidiary, as the case may be, has delivered such promissory note or other instrument to the Agent to be held in pledge for the benefit of itself and the Banks in accordance with the terms of the Loan Documents; (iv) the Borrower shall have complied with all applicable provisions contained in Section 4.7 of the Subordinated Indenture and in the the Subsequent Subordinated Indenture pertaining to Asset Sales; and (v) the Borrower shall have delivered to the Agent on the date of such sale a certificate signed by an authorized officer of the Borrower and evidence satisfactory to the Agent showing compliance with the provisions of clauses
    (i) through (iv) of this Section 9.5.2 and (c) the sale of assets in arms-length transactions for fair and reasonable value, provided that, with respect to this clause (c), (i) no Default or Event of Default shall have occurred and be continuing at the time of such sale and no Default or Event of Default will exist after giving effect to such Asset Sale; (ii) at least seventy five percent (75%) of the purchase price for such assets is received in cash and the Net Cash Sale Proceeds from such sales are applied as provided in Section 3.2 hereof, (iii) any promissory note or other instrument received by the Borrower or any of its Subsidiaries in connection with such sale is an Investment permitted by Section 9.3 hereof, and the Borrower or such Subsidiary, as the case may be, has delivered such promissory note or other instrument to the Agent to be held in pledge for the benefit of itself and the Banks in accordance with the terms of the Loan Documents; (iv) the aggregate value of all assets sold in any Asset Sale (other than the sale of the DPDS Business and the DAS Business) is not more than $25,000,000 in any fiscal year; (v) the Borrower shall have complied with all applicable provisions contained in Section 4.7 of the Subordinated Indenture and in the applicable provisions of the Subsequent Subordinated Indenture pertaining to Asset Sales; and (vi) the Borrower shall have delivered to the Agent on the date of such sale a certificate signed by an authorized officer of the Borrower and evidence satisfactory to the Agent showing compliance with the provisions of clauses (i) through (v) of this
    Section 9.5.2.

    9.6. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

    9.7. Compliance with Environmental Laws. The Borrower will not, and will not permit any of its Subsidiaries to, except to the extent that the same does not and could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries,
(a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous

Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

    9.8. Subordinated Debt. The Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of any of the Subordinated Debt Documents or prepay, redeem or repurchase (or offer to prepay, redeem or repurchase) any of the Subordinated Debt, except as expressly permitted by Section 3.2 hereof; provided, however, so long as no Default or Event of Default has occurred and is continuing and none would exist after giving effect thereto, the Borrower shall be permitted to make Open Market Purchases, to the extent permitted by each of the Subordinated Indenture and the Subsequent Subordinated Indenture.

    9.9. Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate will

         (a) engage in any "prohibited transaction" within the meaning of
    Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

         (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

         (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

         (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

         (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

    9.10. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related or similar businesses.

    9.11. Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, change the date of the end of its fiscal year from that set forth in Section 7.4.1.

    9.12. Transactions with Affiliates. Except as set forth on Schedule 9.12 hereto, the Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

    9.13. Modification of Documents and Charter. Neither the Borrower nor any of its Subsidiaries will consent to or agree to any amendment, supplement or other modification, or amend or permit to be amended its certificate of incorporation or bylaws, or similar organizational documents unless such change or amendment is immaterial and ministerial in nature and would not have any material adverse effect on the Agent's or the Banks' rights under the Loan Documents or the Borrower's or any of its Subsidiaries' obligations under the Loan Documents.

    9.14. Upstream Limitations. Neither the Borrower nor any of its Subsidiaries will enter into, or permit any of its Subsidiaries to enter into, any agreement, contract or arrangement (other than the Credit Agreement and the other Loan Documents and other than restrictions in agreements evidencing Indebtedness permitted by Section 9.1(c) or (d) hereof) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to the Borrower or any Guarantor.

    9.15. Inconsistent Agreements. Neither the Borrower nor any of its Subsidiaries will, nor will they permit their Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower or such Subsidiary of its obligations hereunder or under any of the Loan Documents.

    9.16. Senior Debt. The Borrower and its Subsidiaries will not (a) in any manner designate (or permit to exist) any Person as the trustee representing holders of Senior Indebtedness of the Borrower or any of its Subsidiaries for purposes of either the Subordinated Indenture or the Subsequent Subordinated Indenture, other than the Agent under this Credit Agreement, (b) permit any other Indebtedness

(other than the Obligations hereunder) which would constitute "Senior Indebtedness" under either the Subordinated Indenture or the Subsequent Subordinated Indenture.

    9.17. Limitations on Foreign Exchange Arrangements. The Borrower will not and will not permit any of its Subsidiaries to enter into any interest rate hedging or risk protection arrangements, foreign exchange risk protection arrangements, or currency risk protection arrangements which are not in the ordinary course of business or are for speculative purposes.

    10. FINANCIAL COVENANTS OF THE BORROWER.

    The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

    10.1. Leverage Ratio. The Borrower will not as of the end of any fiscal quarter ending during any period described in the table set forth below permit the Leverage Ratio to exceed the ratio set forth opposite such period in such table:


------------------------------------------------------------------------------
            Period                                         Ratio
            ------                                         -----
------------------------------------------------------------------------------
 Closing Date - December 30, 2000                        4:00:1.00
------------------------------------------------------------------------------
 December 31, 2000 - December 30, 2001                   3.75:1.00
------------------------------------------------------------------------------
        any time thereafter                              3.50:1.00
------------------------------------------------------------------------------

    10.2. Interest Coverage Ratio. The Borrower will not, as of the end of any fiscal quarter or at any time permit the ratio of EBITDA for the Reference Period most recently ended to Consolidated Total Interest Expense for such Reference Period to be less than 2.00:1.00.

    10.3. Minimum EBITDA. The Borrower will not as of the end of any fiscal quarter permit EBITDA for the Reference Period ending on such date to be less than the sum of (a) $65,000,000 plus (b) eighty percent (80%) of the EBITDA (calculated on a pro forma basis) of any Person acquired pursuant to Section
9.5.1 hereof (including the EBITDA attributable to any continued operations) but in no event shall the minimum EBITDA for any Reference Period be greater than the amount of the Total Commitment as in effect on such date.

    10.4. Capital Expenditures. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures in any fiscal year that exceed, in the aggregate, $25,000,000 for such fiscal year; provided, however, if actual Capital Expenditures are less than $25,000,000 for any fiscal year, such unutilized amount up to $6,250,000 may be utilized in the next succeeding fiscal year and not in any subsequent fiscal year.

    11. CLOSING CONDITIONS.

    The obligations of the Banks to make the initial Revolving Credit Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

    11.1. Loan Documents etc.

         11.1.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         11.1.2. Subordinated Debt Documents. Each of the Subordinated Debt Documents other than the Subsequent Subordinated Indenture and documents executed in connection therewith shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. The Agent shall have received a fully executed copy of each such document.

    11.2. Certified Copies of Charter Documents. Each of the Banks shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

    11.3. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

    11.4. Incumbency Certificate. Each of the Banks shall have received from the Borrower and each of its Subsidiaries party to any Loan Documents an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower of such Subsidiary, each of the Loan Documents to which the Borrower or such Subsidiary is or is to become a party;
(b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

    11.5. Validity of Liens. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

    11.6. Perfection Certificates and UCC Search Results. The Agent shall have received from each of the Borrower and the Guarantors a completed and fully executed Perfection Certificate and, as to the Borrower and all Subsidiaries, the results of UCC searches and all applicable lien searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

    11.7. Landlord Consents. The Borrower and its Subsidiaries shall have delivered to the Agent all landlord consents as the Agent may reasonably request.

    11.8. Certificates of Insurance. The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements.

    11.9. Solvency Certificate. Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

    11.10. Opinion of Counsel. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Cadwalader, Wickersham & Taft, counsel to the Borrower and its Subsidiaries.

    11.11. Payment of Fees. The Borrower shall have paid to the Banks or the Agent, as appropriate, the closing fee and Agent's Fee as contemplated by the Fee Letter.

    11.12. Payoff Letter. The Agent shall have received a payoff letter from The First National Bank of Chicago, as administrative agent, indicating the amount of the loan obligations of the Borrower the lenders under the $80,000,000 Credit and Guarantee Agreement dated as of February 28, 1997 to be discharged on the Closing Date and an acknowledgment by The First National Bank of Chicago, as administrative agent that upon receipt of such funds it will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrower or any of its Subsidiaries in favor of The First National Bank of Chicago, as administrative agent.

    11.13. Disbursement Instructions. The Agent shall have received disbursement instructions from the Borrower, indicating that a portion of the proceeds of the Revolving Credit Loans, in an amount equal to the aggregate loan obligations of the Borrower to The First National Bank of Chicago, as Administrative Agent, are paid to The First National Bank of Chicago, as Adminstrative Agent.

    11.14. Consents and Approvals. The Agent shall have received evidence that all consents and approvals necessary to complete the transactions contemplated hereby have been obtained.

    11.15. Designation of Agent as Trustee. The Agent shall have received evidence that the Borrower has taken all necessary action under the Subordinated Indenture to designate the Agent as trustee of the Senior Indebtedness for purposes of the subordination provisions of the Subordinated Indenture.

    11.16. Receipt of Audited Financial Information. The Agent shall have received copies of the Borrower's audited financial statements for the fiscal year ended September 30, 1997, which audited statements shall be in form and substance satisfactory to the Agent and the Banks.

    12. CONDITIONS TO ALL BORROWINGS.

    The obligations of the Banks to make any Revolving Credit Loan and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

    12.1. Representations True; No Event of Default. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

    12.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Revolving Credit
Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

    12.3. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

    12.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

    12.5. Exchange Limitations. There exists no reason whatsoever, including without limitation, by reason of the application of any so-called "currency exchange" laws or regulations (as in effect at the time of any proposed borrowing hereunder) which could reasonably be expected to interfere with the Borrower satisfying any of its Obligations hereunder in full at such time as such Obligations become due and payable pursuant to the terms hereof.

    12.6. Incurrence Test. To the extent the Total Commitment is in excess of $80,000,000, the Borrower has demonstrated to the satisfaction of the Agent and the Banks on a pro forma basis that after giving effect to any requested Revolving Credit Loan or issuance of any Letter of Credit, the Borrower has satisfied each of (a) the minimum coverage test set forth in Section 4.3(a)(ii) of the Subordinated Indenture and (b) any other debt incurrence test set forth in the Subsequent Subordinated Indenture.

    13. EVENTS OF DEFAULT; ACCELERATION; ETC.

    13.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

         (a) the Borrower shall fail to pay any principal of the Revolving Credit Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

         (b) the Borrower shall fail to pay any interest on the Revolving Credit Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents within three (3) Business Days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

         (c) the Borrower shall fail to comply with any of its covenants contained in Section 8.1, 8.4, 8.5.1, 8.6, 8.9.1, 8.12, 8.16, 8.18, 9 or 10;

         (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

         (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement, any of the other Loan Documents, any of the Subordinated Debt Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement or the Subordinated Debt Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

         (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in a principal amount in excess of $2,500,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in a principal amount in excess of $2,500,000, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

         (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect or any Insolvency Event shall occur, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

         (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

         (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $2,500,000;

         (j) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt or the Subordinated Debt shall be (or shall be required at such to be) prepaid, redeemed or repurchased in whole or in part; or the Borrower or any of its Subsidiaries shall be or become required under the Subordinated Indenture or the Subsequent Subordinated Indenture to prepay, redeem or repurchase (or shall be or become required thereunder to offer to prepay, redeem or repurchase) all or any part of the Subordinated Debt;

         (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

         (l) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $2,500,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $2,500,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $2,500,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

         (m) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

         (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

         (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

         (p) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $5,000,000;

         (q) a Change of Control (as such term is defined in the Subordinated Indenture) occurs or an "Event of Default" (as such terms are defined in the Subordinated Indenture) occurs;

         (r) a Change of Control (as such term is defined in the Subsequent Subordinated Indenture) occurs or an "Event of Default" (as such terms are defined in the Subsequent Subordinated Indenture) occurs;

         (s) the Borrower shall at any time, legally or beneficially directly or indirectly own less than 100% of the capital stock of each of its Subsidiaries (other than directors' qualifying shares); or

         (t) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than Magten Asset Management Corp. shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of twenty percent (20%) or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 13.1(g), 13.1(h) or 13.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

    13.2. Termination of Commitments. If any one or more of the Events of Default specified in Section 13.1(g), Section 13.1(h) or Section 13.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Revolving Credit Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

    13.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Revolving Credit Loans pursuant to Section 13.1, each Bank, if owed any amount with respect to the Revolving Credit Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

    13.4. Exchange Rate. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary for any Bank to convert any amount due to such Bank under this Credit Agreement in Dollars or in any other currency (hereinafter in this Section 13.4 called the "first currency") into any other currency (hereinafter in this Section 13.4 called the "second currency"), then the conversion shall be made at such Bank's spot rate of exchange for buying the first currency with the second currency prevailing at such Bank's close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made to any Bank pursuant to this Credit Agreement in the second currency shall constitute a discharge of the obligations of the Borrower to pay to such Bank any amount originally due to such Bank in the first currency under this Credit Agreement only to the extent of the amount of the first currency which such Bank is able, on the date of the actual receipt by it of such payment in any second currency, to purchase, in accordance with such Bank's normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to such Bank in the first currency under this Credit Agreement, the Borrower hereby agrees that it will indemnify such Bank against and save such Bank harmless from any shortfall so arising. This indemnity shall constitute an obligation of the Borrower separate and independent from the other obligations contained in this Credit Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to such Bank under this Credit Agreement or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by such Bank and the Borrower shall not be entitled to require any proof or evidence of any actual loss. The covenant contained in this ss.13.4 shall survive the payment in full of all of the other obligations of the Borrower under this Credit Agreement.

    13.5. Distribution of Collateral Proceeds. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

         (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

         (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 5.2 and all other Obligations and (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro rata, and (ii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

         (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

         (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

    14. SETOFF.

    Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Revolving Credit Notes held by such

Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Revolving Credit Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Revolving Credit Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

    15. THE AGENT.

    15.1. Authorization.

         (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

         (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

         (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the

    Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

    15.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

    15.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

    15.4. No Representations.

         15.4.1. General. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         15.4.2. Closing Documentation, etc. For purposes of determining compliance with the conditions set forth in Section 11, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or BancBoston Securities Inc., as arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or BancBoston Securities Inc. active upon the Borrower's account shall have received notice from such Bank not less than two (2) days prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or BancBoston Securities Inc. to such effect on or prior to the Closing Date.

    15.5. Payments.

         15.5.1. Payments to Agent. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

         15.5.2. Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         15.5.3. Delinquent Banks. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Revolving Credit Loan or to purchase any Letter of Credit Participation or
    (b) to comply with the provisions of Section 14 with respect to making dispositions

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                                       82


    and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

    15.6. Holders of Revolving Credit Notes. The Agent may deem and treat the payee of any Revolving Credit Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

    15.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower as required by Section 16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

    15.8. Agent as Bank. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

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                                       83



    15.9. Resignation. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks, with the consent of the Borrower (so long as no Default or Event of Default shall have occurred and be continuing), which consent is not be unreasonably withheld, shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Rating Service. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

    15.10. Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

    15.11. Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

    16. EXPENSES AND INDEMNIFICATION.

    16.1. Expenses. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and

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the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's, any Bank's or any such Bank's lending office or branch's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (d) the fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and appraisal charges; (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries pursuant to the Loan Documents and (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings.

    16.2. Indemnification. The Borrower agrees to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Revolving Credit Loans or Letters of Credit; (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral; (c) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents; or (d) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances

(including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

    16.3. Survival. The covenants contained in this ss.16 shall survive payment or satisfaction in full of all other Obligations.

    17. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

    17.1. Sharing of Information with Section 20 Subsidiary. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries, in connection with this Credit Agreement or otherwise, by a
Section 20 Subsidiary. The Borrower, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

    17.2. Confidentiality. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information
(a) after such information shall have become public other than through a violation of this Section 17, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in Section 17.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 19.6.

    17.3. Prior Notification. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

    17.4. Other. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Borrower or any of its Subsidiaries. The obligations of each Bank under this Section 17 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Revolving Credit Loans or Reimbursement Obligations from any Bank.

    18. SURVIVAL OF COVENANTS, ETC.

    All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Revolving Credit Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

    19. ASSIGNMENT AND PARTICIPATION; ACCESSION.

    19.1. Conditions to Assignment and Accession.

         19.1.1. Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Agent and the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is a whole multiple of $5,000,000 and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an "Assignment and Acceptance"), together with any Revolving Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Sections 19.3, be released from its obligations under this Credit Agreement.

         19.1.2. Accession. Except as otherwise provided herein, Eligible Assignees (each such Eligible Assignee, an "Acceding Bank") may, at the request of the Borrower and with the consent of the Agent and the Majority Banks, become party to this Credit Agreement by entering into an Instrument of Accession in substantially the form of Exhibit E hereto (an "Instrument of Accession") with the Borrower, the Majority Banks and the Agent and assuming thereunder a Commitment, in an amount to be agreed upon by the Borrower, such Acceding Bank, the Majority Banks and the Agent, to make Revolving Credit Loans and participate in the risk relating to the Letters of Credit pursuant to the terms hereof, and the Total Commitment shall thereupon be increased by an amount of such Acceding Bank's Commitment; provided, however, that (a) the Agent and the Majority Banks shall have given its prior written consent to such accession; (b) the Borrower shall have offered to each Bank, through the Agent, the initial right to increase such Bank's Commitment by its pro rata share prior to granting such right to another Bank or an Eligible Assignee all on the terms set forth below; (c) in no event shall the Total Commitment be increased under any one or more of such Instruments of Accession so as to exceed, in the aggregate, $120,000,000; (d) no Default or Event of Default has occurred and is continuing hereunder or would exist as a result of such an accession and increase in the Total Commitment, and no default or event of default exists under any other material agreement, instrument or document to which the Borrower or any Subsidiary is a party, or would exist as a result of such an accession; and
    (e) the Borrower shall have demonstrated to the satisfaction of the Agent and the Majority Banks that the Total Commitment, as increased pursuant to such accession, will be permitted under Section 4.3 of the Subordinated Indenture and under the applicable provisions of the Subsequent Subordinated Indenture and will constitute "Senior Indebtedness" as such term is defined in each of the Subordinated Indenture and the Subsequent Subordinated Indenture, and the Borrower shall have delivered to the Agent and the Banks, if requested, a legal opinion satisfactory in form and substance to the Agent, to the effect that the Indebtedness of the Borrower and its Subsidiaries to the Agent and the Banks in respect of the Revolving Credit Loan sand Reimbursement Obligations constitutes "Senior Indebtedness" under the terms of each of the Subordinated Debt Documents (subject to such assumptions and qualifications as may be satisfactory to the Agent). At such time as the Borrower elects to increase the Total Commitment pursuant to this Section 19.1.2, the Borrower shall provide the Agent with a written notice of the amount by which it requests such an increase and the Agent shall forthwith provide such notice to each Bank. Each Bank shall provide the Agent with written notice, within three (3) Business Days of having received such offer, of its decision (and with no response being deemed a refusal by such Bank of such offer) as to whether to increase its Commitment, and by the amount such Bank is offering to increase its Commitment. The requested increase amount shall be allocated ratably among the Banks electing to increase their Commitments, with any unallocated portion, if any, then no longer being subject to any rights and first refusal and being capable of being assumed by an Eligible Assignee. On the effective date specified in any Instrument of Accession, Schedule 1 hereto shall be deemed to be amended to reflect (a) the name, address, Commitment and Commitment Percentage of such Acceding Bank, (b) the total Commitment as increased by such Acceding Bank's Commitment, and (c) the changes to the other Banks' respective Commitment Percentages and any changes to the other Banks' respective Commitments (in the event such Bank is also the Acceding
    Bank) resulting from such assumption and such increased Total Commitment.

    19.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance or Instrument of Accession, as the case may be, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

         (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability,

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                                       89



    genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

         (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

         (c) such assignee or Acceding Bank, as the case may be, confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and Section 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance or Instrument of Accession, as the case may be;

         (d) such assignee or Acceding Bank, as the case may be, will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

         (e) such assignee or Acceding Bank, as the case may be, represents and warrants that it is an Eligible Assignee;

         (f) such assignee or Acceding Bank, as the case may be, appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

         (g) such assignee or Acceding Bank, as the case may be, agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

         (h) such assignee or Acceding Bank, as the case may be, represents and warrants that it is legally authorized to enter into such Assignment and Acceptance or Instrument of Accession, as the case may be; and

         (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

    19.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance and Instrument of Accession delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.00.

    19.4. New Revolving Credit Notes. Upon its receipt of an Assignment and Acceptance or Instrument of Accession, as the case may be, executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Eligible Assignee or Acceding Bank, as the case may be, in an amount equal to the amount assumed by such Eligible Assignee or Acceding Bank, as the case may be, pursuant to such Assignment and Acceptance or Instrument of Accession and, if the assigning Bank has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Revolving Credit Notes. The surrendered Revolving Credit Notes shall be cancelled and returned to the Borrower.

    19.5. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $1,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Revolving Credit Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

    19.6. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge other than as a result of a breach of any confidentiality obligation of any Person, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

    19.7. Assignee or Participant Affiliated with the Borrower. If any assignee Bank or Acceding Bank is an Affiliate of the Borrower, then any such assignee Bank or Acceding Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section 13.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's or Acceding Bank's interest in any of the Revolving Credit Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Revolving Credit Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section 13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Revolving Credit Loans or Reimbursement Obligations to the extent of such participation.

    19.8. Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to ss.16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank or Acceding Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification in form and substance reasonably satisfactory to the Borrower as to its full exemption from deduction or

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withholding of any United States federal income taxes. If the Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

    19.9. Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

    20. NOTICES, ETC.

    Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

         (a) if to the Borrower, at 12365 Crosthwaite Circle, Poway, California 92064, Attention: Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

         (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Jay L. Massimo, Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

         (c) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

    Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

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                                       93


    21. GOVERNING LAW.

    THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 20. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

    22. HEADINGS.

    The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

    23. COUNTERPARTS.

    This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

    24. ENTIRE AGREEMENT, ETC.

    The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 26.

    25. WAIVER OF JURY TRIAL.

    The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Revolving Credit Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and


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                                       94



obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

    26. CONSENTS, AMENDMENTS, WAIVERS, ETC.

    Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, a decrease in the rate of interest on the Revolving Credit Notes (other than interest accruing pursuant to Section
5.11.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the amount of the Commitments of the Banks (other than changes which are contemplated and permitted by Section 19.1.2 hereof), and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the Revolving Credit Loan Maturity Date may not be postponed without the written consent of each Bank affected thereby; this Section 26 and the definition of Majority Banks may not be amended, without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and Section 15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

    27. SEVERABILITY.

    The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect


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                                       95



such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

    IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                  ANACOMP, INC.


                                  By: /s/ Gary L. Bilsland
                                     -----------------------------------------
                                     Name:  Gary L. Bilsland
                                     Title: Assistant Treasurer

                                  BANKBOSTON, N.A., individually and as Agent



                                  By: /s/ Jay L. Massimo
                                     -----------------------------------------
                                     Name:  Jay L. Massimo
                                     Title: Director